                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement
[ X ]   Definitive Proxy Statement
[ X ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                            Commercial Intertech Corp.
- -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


- -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[ X ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
       14a-6(j)(2).
[   ]  $500 per each party to the controversy pursuant to Exchange
       Act Rule 14a-6(i)(3).
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
       and 0-11.

    1) Title of each class of securities to which transaction applies:

       ---------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

       ---------------------------------------------------------------

    3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       ---------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

       ---------------------------------------------------------------

     Set forth the amount on which the filing fee is calculated and state how it was determined.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       ---------------------------------------------------------------

    2) Form, Schedule of Registration Statement No.:

       ---------------------------------------------------------------

    3) Filing Party:

       ---------------------------------------------------------------

    4) Date Filed:

       ---------------------------------------------------------------

Notes:
- -----
                                   * * * * *

                COMMERCIAL
                INTERTECH


                Notice of
                Annual Meeting of
                Shareholders
                March 22, 1995
                and
                Proxy Statement


Commercial Intertech Corp.
1775 Logan Avenue
Youngstown, Ohio 44501

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 22, 1995


To the Shareholders of Commercial Intertech Corp.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Commercial Intertech Corp. will be held at THE BUTLER INSTITUTE OF AMERICAN ART LOCATED AT 524 WICK AVENUE, YOUNGSTOWN, OHIO, on Wednesday, March 22, 1995, at 2:00 P.M., for the following purposes:

         1. Election of four (4) directors of the Third Class to serve for a term of three (3) years and until their successors shall have been elected and qualified;

         2.      Approval of the Stock Option and Award Plan of 1995;

         3. Ratification of the selection of Ernst & Young LLP as independent auditors for the fiscal year ending
                 October 31, 1995;

         4. Transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof;

all in accordance with the accompanying Proxy Statement.

         The Board of Directors has fixed the close of business on January 23, 1995 as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting.

                                  BY ORDER OF THE BOARD OF DIRECTORS


                                  SHIRLEY M. SHIELDS
                                  Secretary

January 27, 1995

                       VOTING YOUR PROXY IS IMPORTANT

         PROMPT ACTION IN SENDING IN YOUR PROXY WILL ELIMINATE THE EXPENSE OF FURTHER SOLICITATION. AN ENVELOPE IS PROVIDED FOR YOUR USE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU ARE RECEIVING A PROXY FOR EACH ACCOUNT IN YOUR HOUSEHOLD. PLEASE VOTE, SIGN AND MAIL ALL PROXIES YOU RECEIVE.


                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 22, 1995

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Commercial Intertech Corp. (the "Company") of proxies in the form enclosed herewith to be voted at the Annual Meeting of Shareholders to be held at THE BUTLER INSTITUTE OF AMERICAN ART, 524 WICK AVENUE, YOUNGSTOWN, OHIO, 44502 on Wednesday, March 22, 1995, at 2:00 P.M., and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy were first released to shareholders on or about January 27, 1995.

         Any shareholder giving a proxy will have the right to revoke it at any time prior to the voting thereof by giving written notice to the Secretary of the Company. All shares represented by effective proxies will be voted at the meeting or at any adjournments or postponements thereof. In addition, if you are present at the meeting, you may revoke your proxy at that time and vote personally on all matters brought before the meeting. All shares represented by effective proxies marked "abstain" will be counted as present and entitled to vote for purposes of reaching a quorum at the meeting or at any adjournments or postponements thereof and will be counted for purposes of voting on any proposal presented at the meeting or any adjournments or postponements thereof. Abstentions will have the same effect as a vote cast against a proposal. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.
                                 VOTING SHARES

         The Board of Directors has fixed the close of business January 23, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at said meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournments or postponements thereof. The Company's voting securities outstanding on December 30, 1994 consisted of 15,261,590 shares of its $1 par value common stock ("Common Stock") (exclusive of 146,399 shares of treasury stock) and 1,059,407 shares of ESOP Convertible Preferred Stock Series B, no par value. Each share of the Common Stock is entitled to one vote at the meeting. Due to the Common Stock dividend paid on September 15, 1994, in the form of a 3-for-2 stock split, and the requirement of equivalent voting rights of Common Stock and Convertible Preferred Stock Series B, each share of Convertible Preferred Stock Series B will be entitled to one and one-half votes at the meeting.

         Under the General Corporation Law of Ohio, if a shareholder gives written notice to the President, a Vice President, or the Secretary of the Company, not less than forty-eight hours before the time fixed for holding a meeting to elect directors, of his desire that the voting be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting, each shareholder has the right to cumulate such voting power as he possesses and to give one candidate the number of votes equal to the number of directors to be elected multiplied by the number of shares he holds or to distribute his votes on the same principle among two or more candidates, as he sees fit. A shareholder notice to exercise cumulative voting rights at the meeting must be in writing, addressed to the President, Vice President or Secretary of the Company, and must be received at the principal executive offices of the Company not less than 48 hours before 2:00 P.M., March 22, 1995.

         The ESOP Convertible Preferred Stock Series B is held of record by a trustee for the Commercial Intertech Corp. Employee Stock Ownership Plan and the Commercial Intertech Retirement Stock Ownership and Savings Plan. The trust for these plans contains pass-through voting provisions for the participants of the plans. Shares which





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
are allocable to a participant's account will be voted by the trustee as directed by the participant. The trustee will vote the shares which are either not allocable to any participant's account or which are allocable, but which were not voted by the participant, proportionately as the allocable shares voted by participants were voted.


                           1.  ELECTION OF DIRECTORS
                           -------------------------
         The Code of Regulations of the Company provides that the Company shall have twelve directors and that the Board shall be classified with respect to the time for which members shall severally hold office by dividing them into three classes, each of such classes consisting of four directors to hold office for a term of three years. Four directors of the Third Class are to be elected at the annual meeting on March 22, 1995 for a term of three years expiring at the annual meeting in 1998. It is the intention of the persons named in the enclosed form of proxy to vote such proxy as specified and, if no specification is made on a signed and returned proxy, to vote such proxy for the election as directors of the four nominees listed in the table set forth below to serve for a term of three years and until their successors shall be elected and qualify. Directors of the Third Class whose terms of office expire at the annual meeting of shareholders on March 22, 1995 are Messrs. Gerald C. McDonough, John F. Peyton, Paul J. Powers and Don E. Tucker, all of whom were elected to their present terms of office by the shareholders at the annual meeting held February
25, 1992.   Mr. Peyton will retire from the Board of Directors in accordance with the terms of the Board of Directors' retirement policy and will not be running for reelection. The new director nominee, nominated by the Board of Directors, is George M. Smart. Mr. Smart is President and Chairman of the Board of Phoenix Packaging Corporation.

         The Board of Directors has no reason to believe that the persons nominated will not be available. In the event that a vacancy among such original nominees occurs prior to the meeting, shares represented by the proxies so appointed will be voted for a substitute nominee or nominees designated by the Board of Directors and for the remaining nominees. All of the original nominees have consented to serve if elected. In the event cumulative voting is appropriately called for, the enclosed proxy may be voted in favor of any one or more of the below- named nominees, to the exclusion of the others, and in





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
such order of preference as the proxy holder may determine in his discretion. In any event, the shares represented by the proxy will be voted for the election of directors unless instructed to the contrary.

         The terms of office of Messrs. Charles Cushwa, Galvin, Hill and Nelson, directors of the First Class, will expire at the annual meeting in 1996, and the terms of office of Messrs. William Cushwa, Humphrey, Kumler and Winkelstern, directors of the Second Class, will expire at the annual meeting in 1997. Except for Messrs. William W. Cushwa and Charles B. Cushwa III, who are brothers, none of the directors are related.

         Candidates for the office of Director receiving the greatest number of votes shall be elected.





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
                           INFORMATION AS TO NOMINEES

         The names of the nominees for the office of director, together with certain information concerning such nominees, are set forth below:

              Gerald C. McDonough, age 66 - Director since 1992.

              Retired in July 1988 as Chairman of the Board and Chief Executive Officer of Leaseway Transportation Corporation. Mr. McDonough received his bachelor's degree in Business Administration from Case Western Reserve University. Mr. McDonough is a director of York International, York, Pennsylvania, Acme-Cleveland Corp., Cleveland, Ohio, Brush-Wellman Corporation, Cleveland, Ohio and Associated Estates Realty Corporation, Cleveland, Ohio and a
              Trustee   of the Fidelity Funds, Boston, Massachusetts.

              NOMINEE FOR THIRD CLASS (PRESENT TERM EXPIRES IN 1995).


              Paul J. Powers, age 59 - Director since 1984.

              Chairman and Chief Executive Officer of the Company. Mr. Powers received his bachelor's degree in Economics from Merrimack College and his master's degree in Business Administration from George Washington University. Mr. Powers joined the Company in 1982 as Group Vice President of Hydraulics, was elected President and Chief Operating Officer in 1984 and was elected Chairman and Chief Executive Officer in 1987. Mr. Powers is a director of Acme-Cleveland Corp., Cleveland, Ohio, Ohio Edison Company, Akron, Ohio and Twin Disc, Inc., Racine, Wisconsin.

              NOMINEE FOR THIRD CLASS (PRESENT TERM EXPIRES IN 1995).

              George M. Smart, age 49.

              President and Chairman of the Board of Phoenix Packaging Corporation. Mr. Smart received his bachelor of science degree from The Defiance College and his master's degree in Business Administration from Wharton School, University of Pennsylvania. He was President and CEO of Central States Can Co. from 1978 to 1993. He has been President and Chairman of Phoenix Packaging Corporation since 1993. Mr. Smart is a director of Phoenix Packaging Corporation, North Canton, Ohio, Belden & Blake Corporation, North Canton, Ohio, Ohio Edison Company, Akron, Ohio, and The Defiance College, Defiance, Ohio.

              NOMINEE FOR THIRD CLASS.



              Don E. Tucker, age 66 - Director since 1977.

              Retired Senior Vice President and Chief Administrative Officer of the Company. Mr. Tucker received his bachelor of arts degree from Aurora College and his bachelor of law degree from Yale University. Mr. Tucker joined the Company in 1972 as General Counsel and Assistant Secretary, was elected Senior Vice President and Chief Administrative Officer in 1984 and retired in 1993. Mr. Tucker is a director of Bank One Youngstown
              N.A., Youngstown, Ohio.

              NOMINEE FOR THIRD CLASS (PRESENT TERM EXPIRES IN 1995).

 INFORMATION CONCERNING DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE
                                    MEETING

         The names of the remaining eight directors of the Company, and certain information with respect to such directors, are as follows:

              Charles B. Cushwa III, age 60 - Director since 1972.

              Director of Cushwa Center for Industrial Development, Youngstown State University since 1988. Mr. Cushwa received his bachelor of arts degree in Sociology and his master of arts degree in Economics from the University of Notre Dame. Mr. Cushwa joined the Company in 1961 and held various management positions with the Company until retiring in 1988 as the Secretary of the Company. Mr. Cushwa is a director of Home Savings and Loan Company of Youngstown, Youngstown, Ohio.

              DIRECTOR IN FIRST CLASS (PRESENT TERM EXPIRES IN 1996).


              John M. Galvin, age 62 - Director since 1993.

              Private investor and consultant following retirement in 1992. He was Vice Chairman and Director of The Irvine Company from 1987 to 1992. He received his bachelor's degree in Business Administration from Indiana University. He has served as President of The Rust Group of Austin, Texas; as Senior Vice President of Aetna Life and Casualty; and as Chief Executive Officer of Aetna's International and Diversified Business Division. Mr. Galvin is a Director of Global Marine, Inc. of Houston, Texas and Oasis Residential Inc. of Las Vegas, Nevada.

              DIRECTOR IN FIRST CLASS (PRESENT TERM EXPIRES IN 1996).

              Richard J. Hill, age 64 - Director since 1993.

              Retired in 1990 as Certified Public Accountant with Hill, Barth & King, CPAs, a regional certified public accounting firm operating in Ohio, Pennsylvania and Florida. Mr. Hill formerly was a general partner and chairman of the Executive Committee of Hill, Barth & King. He received his bachelor's degree in Business Administration from Youngstown State University. Mr. Hill is a director of Panelmatic, Inc., Youngstown, Ohio.

              DIRECTOR IN FIRST CLASS (PRESENT TERM EXPIRES IN 1996).



              John Nelson, age 72 - Director since 1961.

              Retired in 1987 as Chairman and Chief Executive Officer of the Company. Mr. Nelson received his bachelor of Industrial Engineering degree from Ohio State University.

              DIRECTOR IN FIRST CLASS (PRESENT TERM EXPIRES IN 1996).

              William W. Cushwa, age 57 - Director since 1975.

              Vice President Planning and Assistant Treasurer of the Company. Mr. Cushwa received his bachelor of arts degree from the University of Notre Dame and his master's degree in Business Administration from Case Western Reserve University. Mr. Cushwa joined the Company in 1960, was elected Assistant Treasurer in 1969, Director of Corporate Planning in 1977 and was elected to his current position in 1983.

              DIRECTOR IN SECOND CLASS (PRESENT TERM EXPIRES IN 1997).


              Neil D. Humphrey, age 66 - Director since 1985.

              President Emeritus of Youngstown State University, having retired as President in 1992 after eight years in that position. Dr. Humphrey received his bachelor of arts degree from Idaho State University, his master of science degree in Government Management from the School of Business Administration of the University of Denver, and his doctorate degree in Education from Brigham Young University. His prior experience includes 10 years as Chancellor of the University of Nevada System. He also served as Budget Director for the State of Nevada.

              DIRECTOR IN SECOND CLASS (PRESENT TERM EXPIRES IN 1997).

              Kipton C. Kumler, age 54 - Director since 1985.

              President and Chief Operating Officer of the Company. Mr. Kumler received his bachelor's and master's degrees in Electrical Engineering from Cornell University and his master's degree in Business Administration from Harvard University. He was Senior Consultant at Arthur D. Little, Inc. from 1969 to 1979 when he founded the Lexington Consulting Group, Inc., which he operated until joining the Company in January 1994 as Senior Vice President of the Fluid Purification Group. He was elected to his current position in June 1994.

              DIRECTOR IN SECOND CLASS (PRESENT TERM EXPIRES IN 1997).


              Philip N. Winkelstern, age 64 - Director since 1984.

              Senior Vice President and Chief Financial Officer of the Company. Mr. Winkelstern received his bachelor of arts degree in Business Administration from Michigan State University. He joined the Company in 1975 and was elected to his current position in 1984. Mr. Winkelstern is a director of The Mahoning National Bank of Youngstown, Youngstown, Ohio and McDonald Steel Corp.,
              McDonald, Ohio.

              DIRECTOR IN SECOND CLASS (PRESENT TERM EXPIRES IN 1997).

                                 BOARD MEETINGS
                                      AND
                             COMMITTEE INFORMATION

         The Board of Directors held six meetings during the year and has established four committees to assist in the discharge of its responsibilities. These are the Executive, Audit, Pension Investment and Compensation Committees. The Board as a whole nominates directors for election after receiving recommendations from the Executive Committee. During the year, all directors attended 75% or more of the aggregate of meetings of the Board and the Board committees to which they were assigned. The attendance at the meetings of the Board of Directors and committee meetings during the year was 98%.

         The Executive Committee, during the intervals between the meetings of the Board of Directors, possesses and may exercise all the powers of the Board of Directors in the management of the business and affairs of the corporation in so far as may be permitted by law, except that no obligations or indebtedness other than those properly pertaining to current business shall be contracted without authorizations by the Board of Directors; and such Executive Committee shall have such other powers and perform such other duties as shall from time to time be prescribed by the Board of Directors. The committee is also responsible for making recommendations to the Board of Directors on candidates for election to the Board and on the qualifications, retirement and compensation of directors. During the past year the committee held six meetings. The committee consists of six members as follows: Messrs. Powers (Chairman), Humphrey, Kumler, McDonough, Nelson and Tucker (Secretary).

         The Audit Committee has the responsibility for recommending the selection of independent auditors by the Board of Directors; reviewing with such auditors, prior to the commencement of or during such audit for each fiscal year, the scope of the examination to be made; reviewing with such auditors the certified financial reports, any changes in accounting policies, the services rendered by such auditors (including management consulting services) and the effect of such services on the independence of such auditors; reviewing the corporation's internal audit and control functions; considering such other matters relating to such audits and to the accounting procedures employed by the corporation as the Audit Committee may deem appropriate; and reporting to the full Board of Directors regarding all of the foregoing.
During the past year, the committee held four meetings with the auditors. This com-mittee consists of five members as follows: Messrs. Hill (Chairman), Charles Cushwa, Galvin, Nelson and Peyton. None of the members of the Audit Committee is an employee of the Company.

         The Pension Investment Committee has the responsibility for overseeing and evaluating the investments of the corporation's pension plan trusts, selecting fund managers and reviewing their performance and designating the proportion of pension contributions to be assigned to such managers. During the past year, the committee held two meetings. The committee consists of five members: Messrs. Peyton (Chairman), Charles Cushwa, Humphrey, McDonough, and Tucker. None of the members of the Pension Investment Committee is an employee of the Company.

         The Compensation Committee has the authority to determine annual salaries and bonuses for all elected officers and senior management and constitutes the "Committee" contemplated by the corporation's various stock option and award plans with the responsibility for administering such plans. During the past year, the committee held five meetings. The committee consists of four members: Messrs. Humphrey (Chairman), Galvin, Hill and McDonough. None of the members of the Compensation Committee is an employee of the Company.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors
and   greater  than ten-percent shareholders are required by SEC regulation to furnish the Company  with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 1994 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with; except that, inadvertently, one report of one transaction was filed late by Charles B. Cushwa III and one report of one transaction was filed late by Richard J. Hill.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

Overall Policy and Administration

         The Company's executive compensation program, as developed by the Compensation Committee, is designed to preserve and enhance shareholder value. Within a strategy that links executive and shareholder financial interests, the executive compensation program is designed to:

         Motivate executives toward long term strategic management of the Company's assets and operations through stock programs that focus executive attention on increasing shareholder value;

         Recognize and reward individual contributions and achievements as well as overall business performance via annual incentives which are tied to annual operating, financial and strategic objectives;

         Provide a competitive salary structure to attract and retain the executive talent necessary to ensure the Company's continued profitable growth.

         The executive compensation program is administered by the Compensation Committee of the Board of Directors of the Company (the Committee), which is comprised of four independent directors, none of whom has interlocking or other relationships which might be considered conflicts of interest. The Committee establishes salaries for corporate officers and administers the Company's Salaried Employee Incentive Plan and Stock Option and Award Plans. In its decision-making process, the Committee utilizes independent compensation consultants and may periodically seek input from appropriate Company executives.

         To further the Compensation Committee's strategy of linking executive and shareholder financial interests, in recent years the Committee has adjusted the mix of an executive's overall compensation components to increase the emphasis on performance based (annual cash incentive; stock options; performance shares) versus fixed (base salary and restricted stock) compensation.

Base Salaries

         In establishing base salaries of Company executives, the Committee generally targets market median (50th percentile) compensation levels of senior executives and other corporate officers in comparably sized durable goods manufacturing companies. Other factors such as availability of talent, the recruiting requirements of the particular situation, experience and anticipated performance are considered in determining individual base salary compensation levels.

         The Committee uses data from several executive compensation surveys. The number of participant companies appearing in these surveys is more extensive than the peer group established for performance graph purposes, reflecting the broader group of companies with which the Company competes for executive talent.

         Any adjustments in the base salaries of senior executives and other corporate officers are normally effective as of January 1 each year and are dependent upon such factors as the executive's current responsibilities and experience, competitive compensation practices at comparably sized durable goods manufacturing companies, and the Committee's judgment regarding the performance of the executive.

The Salaried Employee Incentive Plan

         The Salaried Employee Incentive Plan provides senior and top managers an opportunity to earn annual cash payments (target incentive awards) based primarily on the achievement of important financial goals (operating and net income, return on sales, and return on assets) as well as individual objectives. A threshold level of net income must be achieved before any payments are made.

         Selection of participants by the Compensation Committee, which in 1994 totaled 135 individuals, and accompanying target award ranges (from 10 to 70 percent of base salary) are determined according to individual responsibility levels, business judgment and market median data for comparably sized durable goods manufacturing companies.

         To enhance the Company's objectives of encouraging additional executive stock ownership and increasing Company cash flow, approximately one-half of participants in the Salaried Employee Incentive Plan may elect to receive earned awards in cash or stock or a combination of the two. If the participant elects to receive all or part of an earned award in stock, the Company increases the stock award by a fixed percentage. The vesting period associated with the stock award is three years, and in the event a participant voluntarily leaves the Company or is terminated "for cause," the shares would be forfeited.

The Stock Option and Award Plan

         The Stock Option and Award Plan of 1993 allows for the grant of a variety of stock incentive instruments, including nonqualified (i.e., non-tax preferred) and incentive stock options, stock appreciation rights, restricted stock and performance shares. The Company is submitting the 1995 Stock Option and Award Plan for shareholder approval elsewhere in this proxy statement with many provisions similar to the 1993 Plan. For many years, the Company has granted stock options to its key executives to create a direct link between shareholder and executive interests. In the past the Company has also periodically granted time-lapse restricted stock to its key executives.

         The performance share program, first initiated in fiscal 1993, is a longer-term incentive program designed to motivate key executives whose efforts result in the achievement of sustained financial results leading to increased shareholder value. Designed to substantially replace the restricted stock grants previously made to key executives, the Committee believes performance shares better align executive and shareholder financial interests. The Compensation Committee selected 50 executives throughout the Company for participation in the performance share program.

         Depending on responsibilities within the Company, performance shares are earned based on average corporate and/or group Return on Equity (ROE) and, for certain executives, divisional operating income over a three-year performance period. In future years, the Committee may consider other measures of shareholder value and performance periods, as appropriate, in light of the Company's strategic objectives. Threshold levels of ROE and, in certain cases, operating income must be achieved before any distributions are made.

         Historically the Company has granted stock options on an annual basis while performance shares are projected to be granted every other year. In determining stock option awards, the Committee considers such factors as median competitive award levels, the size of previous stock option awards and Company and individual performance.

         The Company has modified its past practice of awarding restricted stock to key executives. Restricted stock is now used only in special circumstances, such as to attract new key executives for employment with the Company and in other similar non-recurring circumstances.


Chief Executive Officer Compensation

         Mr. Powers' annual base salary for 1994 was $461,667. This rate was based on the Committee's judgment regarding his performance, his service to the Company and competitive compensation levels for CEOs of compara-bly sized durable goods manufacturing companies. For performance in fiscal 1994, Mr. Powers received a payment under the Salaried Employees Incentive Plan of $500,000. This payment was based on an objective assessment by the Committee of the Company's net income achievement against predetermined targets as well as the Committee's judgment on Mr. Powers' achievement during the year.

         Mr. Powers received options to purchase 25,000 shares of Common Stock in 1994. In determining this grant, the Committee considered Company and individual performance, the size of previous awards and market median long-term incentive statistics.

         Mr. Powers also received a grant of 25,000 shares of restricted stock in July 1994 upon entering into an employment agreement with the Company designed to ensure his continued services through age 65 in February 2000. The restricted stock will vest only upon his satisfactory completion of services through such date. The employment agreement is discussed in more detail on page 31 of this proxy statement.

Internal Revenue Section 162(m)

         A 1993 Internal Revenue Code amendment caps the allowable federal income tax deduction for compensation paid to each of the proxy-reported officers of a public company. The deduction limit, which was effective in 1994, does not apply to compensation paid under a plan that meets certain requirements for performance-based compensation. These requirements include:

         The compensation must be payable on account of the attainment of one or more pre-established objective performance goals;

         The performance goals must be established by a Compensation Committee of the Board of Directors that is comprised solely of two or more "outside directors";

         The terms of the compensation and the performance criteria must be disclosed to and approved by shareholders before payment;

         The Compensation Committee must certify in writing that the performance goals have been satisfied before payment.

         While IRC Section 162(m) was effective in 1994, it was not applicable to the Company's proxy reported executives because this compensation did not exceed the pay limits. It is the Committee's general policy to structure the major components of the Company's incentive compensation programs to satisfy the requirements of performance-based compensation and preserve the deductibility of compensation paid to executive officers on an ongoing basis.

         To implement the above policy, the Company is asking for shareholder approval of the Stock Option and Award Plan of 1995. Such approval is intended to preserve the full tax deductibility of Stock Options, Performance Shares and Annual Incentive Awards awarded to the Company's executive officers. The Stock Option and Award Plan of 1995 will link compensation to the attainment of key financial objectives leading to increases in shareholder value.

By:  The Compensation Committee

         Neil D. Humphrey, Chairman
         John M. Galvin
         Richard J. Hill
         Gerald C. McDonough

                                                           SUMMARY COMPENSATION TABLE

                                                                              Long-Term
                                             Annual Compensation             Compensation
                                     --------------------------------   ---------------------
                                                                                Awards
                                                                        ----------------------
                                                                                      Secu-
                                                                                      rities
                                                               Other                  Under-
                                                              Annual    Restricted    lying
                                     Salary       Bonus      Compensa-    Stock        Op-       All Other
        Name and                     ------       -----        tion       Awards      tions    Compensation
   Principal Position       Year       ($)         ($)       ($)(3)       ($)(4)      (#)(5)     ($)(3)
   --------------------     ----       ---         ---       -------      ------      ------     -------
 Paul J. Powers            1994    $461,667     $500,000       -0-      $715,625     37,500     $15,876 (6)
 Chairman and Chief        1993     434,500      165,000       -0-         -0-       36,000      16,105
 Executive Officer         1992     379,500      205,000        -        202,125     34,500        -

 Kipton C. Kumler (1)      1994    $260,417      340,000       -0-      $290,625     22,500       -0-
 President and Chief       1993        -            -           -           -          -           -
 Operating Officer         1992        -            -           -           -          -           -


 Philip N. Winkelstern     1994    $256,167      205,000       -0-         -0-       15,000       9,704 (7)
 Senior Vice President     1993     235,167       68,000       -0-         -0-       15,000      10,073
 and Chief Financial       1992     224,500       97,000        -          -0-       30,000        -
 Officer


 Bruce C. Wheatley (2)     1994    $216,500      100,000       -0-         -0-        7,500       5,428 (8)
 Vice President-           1993     207,500       45,000     $ 4,539       -0-        7,500       -0-
 Administration            1992      56,452       16,800        -       $ 43,750      7,500        -

 John Gilchrist            1994    $160,000      100,000       -0-         -0-        7,500       5,913 (9)
 Group Vice President      1993     132,500       25,000       -0-         -0-        7,500       5,506
                           1992     114,108       15,000        -          -0-        7,500        -

(1)  Kipton C. Kumler became an employee of the Company on January 1, 1994.

(2)  Bruce C. Wheatley became an employee of the Company on July 20, 1992.

(3) Information for fiscal years ending prior to October 31, 1993 is not required to be disclosed.

(4) This column shows the market value of restricted share awards on the date of grant. The aggregate holdings/value of Restricted Stock held on October 31, 1994 by the individuals listed in this table, including the awards shown in this column are: Paul J. Powers - 81,750 shares/$1,578,796; Kipton C. Kumler - 22,500 shares/$434,531; Philip N. Winkelstern - 12,000 shares/$231,750; Bruce
C. Wheatley - 3,750 shares/$72,421; and John Gilchrist - 1,800 shares/$34,762. Regular quarterly dividends are paid on Restricted Stock held by these individuals.

(5) The number of securities underlying options granted has been adjusted to reflect the effect of the share dividend paid on September 15, 1994.

(6) Includes Company matching contributions pursuant to the Non-Qualified Stock Purchase Plan in the amount of $12,450; Company matching contributions pursuant to the 401(k) Plan in the amount of $1,350; and Company contribution pursuant to the Employee Stock Ownership Plan in the amount of $2,076.

(7) Includes Company matching contributions pursuant to the Non-Qualified Stock Purchase Plan in the amount of $6,278; Company matching contributions pursuant to the 401(k) Plan in the amount of $1,350; and Company contribution pursuant to the Employee Stock Ownership Plan in the amount of $2,076.

(8) Includes Company matching contributions pursuant to the Non-Qualified Stock Purchase Plan in the amount of $4,303; and Company matching contributions pursuant to the 401(k) Plan in the amount of $1,125.

(9) Includes Company matching contributions pursuant to the Non-Qualified Stock Purchase Plan in the amount of $3,375; Company matching contributions pursuant to the 401(k) Plan in the amount of $1,350; and Company contribution pursuant to the Employee Stock Ownership Plan in the amount of $1,188.

                                                 OPTION GRANTS IN LAST FISCAL YEAR

                                                                               Potential Realizable Value at
                                                                               Assumed Annual Rates of Stock
                         Individual Grants                                 Price Appreciation for Option Term (2)
- --------------------------------------------------------------------       --------------------------------------
                 Number
                   of
                 Securi-         % of
                  ties           Total
                 Under-         Options
                  lying         Granted     Exercise
                 Options        to Em-       or Base
                 Granted        ployees       Price      Expira-
                   (#)         in Fiscal    ($/Share)      tion                     5%             10%
   Name            (1)           Year          (1)         Date                     ($)            ($)
   ----            ---           ----          ---         ----                     ---            ---
  Paul J.         37,500         27.5%       $13.1667     1-25-04                 $311,063       $785,064
  Powers

  Kipton C.       22,500         16.5         13.00       12-31-03                 184,275        465,075
  Kumler

  Philip N.       15,000         11.0         13.1667     1-25-04                  124,425        314,025
  Winkelstern

  Bruce C.         7,500          5.5         13.1667     1-25-04                   62,212        157,012
  Wheatley

  John             7,500          5.5         13.1667     1-25-04                   62,212        157,012
  Gilchrist

(1) The options listed in the above table were granted subject to a three-year vesting period, with 50% of the options granted becoming exercisable on the second anniversary of the grant date and 50% on the third anniversary. No SARs were granted. The exercisability of the options may be accelerated in the event of a change in control or a potential change in control. The Number of Securities Underlying Options Granted and the Exercise Prices have been adjusted to reflect the effect of the share dividend paid on September 15, 1994.

(2) Potential Realizable Value is presented net of the option exercise price but before any federal or state income taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains are dependent on the future performance of the Company's Common Stock and the option holders' continued employment throughout the vesting period. The amounts reflected in the table may not necessarily be achieved.

                              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                         AND FY-END OPTION VALUES



                                                               Number of
                                                               Securities           Value of
                                                               Underlying          Unexercised
                                                              Unexercised          In-the-Money
                                                              Options at           Options at
                                                                FY-End              FY-End (1)
                                                                  (#)                  ($)
                               Shares                             ---                  ---
                              Acquired          Value
                             on Exercise      Realized        Exercisable/         Exercisable/
           Name                  (#)             ($)         Unexercisable        Unexercisable
           ----                  ---             ---         -------------        -------------
 Paul J. Powers                  -0-              -         95,250/90,750      $707,953/$579,293
 Kipton C. Kumler                -0-              -            750/22,500          4,609/142,031
 Philip N. Winkelstern         18,000         $101,250      33,000/45,000        269,562/295,311
 Bruce C. Wheatley               -0-              -          3,750/18,750         28,671/120,858
 John Gilchrist                 2,592         $ 30,313       1,362/18,750         10,073/119,921

(1) The value per option is calculated by subtracting the exercise price from the October 31, 1994 closing price of the Company's Common Stock on the New York Stock Exchange of $19.3125.

PENSION PLAN FOR SALARIED EMPLOYEES

                                                     PENSION PLAN TABLE (1)

 Remuneration                                     Years of Service (3)
 ------------                                     ----------------
      (2)                15             20              25               30              35
 $100,000             $ 25,871       $ 34,494        $ 43,118         $ 45,274        $ 47,430

 $150,000               40,871         54,494          68,118           71,524          74,930

 $200,000               55,871         74,494          93,118           97,774         102,430

 $210,000               58,871         78,494          98,118          103,024         107,930
 and over

         (1)  The calculations assume that the recipient would receive an annual primary social security retirement benefit of
$13,764.

         (2)  Represents average of participant's base salary over the highest five consecutive years of the last ten years prior to retirement.  For Plan Year 1994, the Internal Revenue Code limits to $150,000 salary levels used in the  calculation of pension benefits.

         (3)  Messrs. Powers, Kumler, Winkelstern, Wheatley and Gilchrist had 12, 1, 19, 2 and 27 years of credited service, respectively, at November 30, 1994.


         All executive officers are participants in the Pension Plan for Salaried Employees (the "Pension Plan"), a defined benefit plan, under which participants receive monthly benefits based upon a percentage of their average base salary upon retirement (normally at age 65). During fiscal year 1994, the Company contributed 5.4% of the covered compensation of all Pension Plan participants.

         The Pension Plan provides normal lifetime monthly pension benefits equal to 50% of a participant's average annual base salary based on the highest five consecutive years during the last ten years prior to retirement, less 50% of the participant's primary Social Security Retirement Benefits. Participants with more than 25 years service receive an additional 1% of their basic benefit for each full year over 25 years, not to exceed 35 years. The participant's base salary is the only remuneration covered by the Pension Plan.

         The above table shows the estimated pension benefits in single life annuity amounts payable to participants who retire on their normal retirement date under the Pension Plan, based upon the formula described above.

         For the Chief Executive Officer and the other four most-highly compensated officers, the base salary for purposes of the Pension Plan is the figure set forth in the Salary column of the Summary Compensation Table on page 20.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                         SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TABLE (1)

  Remuneration                               Years of Service (2)
  ------------                              ------------------
                           15            20            25            30            35
     $250,000           $ 59,247      $ 39,624      $ 20,000      $ 21,344       $ 22,688

      350,000            109,247        89,624        70,000        73,844         77,688

      450,000            159,247       139,624       120,000       126,344        132,688

      550,000            209,247       189,624       170,000       178,844        187,688

      650,000            259,247       239,624       220,000       231,344        242,688

      750,000            309,247       289,624       270,000       283,844        297,688


         (1) The calculations assume that the recipient would receive an annual primary social security retirement benefit of $13,764.

         (2) Messrs. Powers and Winkelstern had 12 and 19 years of credited service, respectively, at November 30, 1994.


         Effective January 1, 1988, the Company established the Commercial Intertech Corp. Supplemental Executive Retirement Plan (the "SERP"), an unfunded deferred compensation plan for management employees of the Company or its subsidiaries who are participants under the Pension Plan. The Company established the SERP, in part, to provide certain benefits which participants under the Pension Plan would otherwise not receive as a result of certain legal limitations applicable to the Pension Plan. The Company's Compensation Committee, in its sole discretion, designates employees eligible to participate in the SERP. As of November 30, 1994, Mr. Powers and Mr. Winkelstern are the only participants in the SERP. The Company will become obligated to fund the SERP in the amount of the monthly benefits provided thereunder (based upon a percentage of the participant's monthly pay prior to retirement or termination of service) only at the time that such benefits become payable (as described below). However, the Company and its subsidiaries, from time to time and in their sole and absolute discretion, may contribute funds to a separate irrevocable grantor trust for the benefit of each participant, to be used as a reserve for the discharge of the Company's obligation to the participant under the SERP. To date, the Company has established two such trusts on behalf of Mr. Powers and Mr. Winkelstern, each effective February 15, 1988. Distributions are made to the beneficiaries of the trusts in accordance with the provisions of the SERP.

         Benefits under the SERP become payable to a participant on the first day of the month coincident with or next following the later day of (1) the separation from service with the Company or subsidiary or (2) his attainment of 55 years of age. Notwithstanding the above, in the event of a "Change in Control," benefits shall commence on the first day of the month coincident with or next following the participant's termination of employment and, if paid prior to the attainment of age 55, shall be the actuarial equivalent of the benefit commencing as of the first day of the month coincident with or next following the date the participant would have attained age 55. For purposes of the SERP the definition of "Change in Control" is the same as the definition contained in the section of this proxy statement entitled "Termination Benefits."

         For participants age 62 or more, the monthly benefit under the SERP is equal to:

         (i) 2% of the total obtained by multiplying the participant's number of years of participation (which is the greater of 1) 25 years or 2) years of service credited under the Pension Plan) (not to exceed 25 years) by the average of the participant's monthly pay during the highest five consecutive years during the 10 year period immediately preceding participant's retirement or separation from service; offset by

         (ii) the sum of the monthly benefit which would be payable under the Company's Pension Plan and 50% of the participant's primary Social Security Retirement Benefit estimated to be payable as of such date.

         If benefits under the SERP become payable to a participant on or after his attainment of age 55 but prior to his attainment of age 62, the benefit described in the paragraph above (and the offset for the primary Social Security Retirement Benefit) is reduced 3/10ths of 1% for each complete calendar month by which the date benefits become payable precedes the date as of which the participant attains age 62.

         The above table shows the estimated annual SERP payment payable in the form of a single life annuity to participants who have attained age 62, based upon the formula described above.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                     AMONG COMMERCIAL INTERTECH CORP., NYSE
          AND DOW JONES INDUSTRIAL DIVERSIFIED INDUSTRY GROUP INDICES





                  1989        1990        1991        1992        1993         1994
                  ----        ----        ----        ----        ----         ----
 TEC             100.00       69.72       81.53      104.46      116.46       167.38

 NYSE            100.00       93.61      123.33      131.73      156.27       162.09

 DJID            100.00       82.58      116.65      127.05      159.44       163.20

Assumes $100 invested on October 31, 1989.

Total return assumes reinvestment of dividends.

Data as of October 31 of each year.

In accordance with SEC guidelines, the New York Stock Exchange (NYSE) Index was selected as the broad market indicator because Commercial Intertech (TEC) shares are traded on the NYSE.

The Dow Jones Industrial Diversified (DJID) Index was selected as the industry index because TEC is included in said index along with a number of competitors and other companies involved in two or more industries or whose products are used in many different industries.

EMPLOYMENT AGREEMENTS

         On July 27, 1994, the Company entered into an Employment Agreement with Paul J. Powers and on February 15, 1988, the Company entered into an Employment Agreement with Philip N. Winkelstern. Mr. Powers' Employment Agreement expires on February 28, 2000 and Mr. Winkelstern's Employment Agreement is for a five-year term and can be extended thereafter for additional terms of one year and has been extended until February 14, 1995. The Employment Agreements provide for the payment of a base salary which can be increased at the discretion of the Company. Additionally, an executive who is a party to an Employment Agreement shall be eligible to (1) receive cash bonuses as part of the Company's Salaried Employee Incentive Plan; and (2) participate in other incentive, stock option, profit sharing and similar plans maintained by the Company for the benefit of its executives. In addition, the employment agreement with Mr. Powers provides that in the event of his termination without cause (as defined in his employment agreement), Mr. Powers shall receive a lump sum payment equal to two and one-half times his most recent annual cash compensation. Finally, the executives will be included in all other employee benefit plans to the extent that they are eligible. Such plans include, but are not limited to, group life insurance plans, hospitalization and medical plans and long-term disability plans.

         On May 18, 1992 the Company entered into an Employment Agreement with Bruce C. Wheatley and on December 13, 1993 the Company entered into an Employment Agreement with Kipton C. Kumler. Mr. Wheatley's Employment Agreement is for a term of three years. The Employment Agreement with Mr. Wheatley provides for a base salary of $200,000 and Mr. Kumler's Employment Agreement provides for a base salary of $350,000, with a $100,000 signing bonus paid in December 1994. Both agreements provide for participation in the Company's Salaried Employee Incentive Plan as well as other Company benefit programs, including group life insurance, hospitalization and medical plans. The Employment Agreements also provide for the grant of stock options under certain stock option plans, subject to vesting requirements, and also provide for participation in a supplemental deferred compensation arrangement. In the event of a change in control of the Company, the Employment Agreements provide for a lump sum severance payment in the amount of two years' cash compensation as well as continued participation in Company benefit programs for three years following termination.

         The base salary and cash bonuses payable under all these Employment Agreements are included in calculating the cash compensation paid to Messrs. Kumler, Powers, Wheatley and Winkelstern, respectively, as reported in the Summary Compensation Table above.


COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company receive an annual retainer fee in the amount of $15,000, plus $900 for attending each meeting of the Board of Directors. They also receive $750 for attending each committee meeting. Directors who are employees of the Company do not receive compensation for serving as directors.

         Non-employee directors who retire after August 1, 1981 with at least ten years of non-employee Board service will be paid a retirement benefit consisting of an annual amount equal to the Board retainer being paid to such directors at the time of retirement. Retiring directors with less than ten years of non-employee Board service will receive proportionally decreased amounts. Non-employee directors are entitled to receive automatically a non-qualified stock option to purchase 2,250 shares (adjusted to give effect to the share dividend of September 15, 1994) of Common Stock upon the outside director's election to a new three-year term during the term of the Stock Option and Award Plan of 1993. A similar provision is contained in the proposed Stock Option and Award Plan of 1995.

         Mr. Kipton C. Kumler provided consulting services to the Company until he was elected an officer of the Company on January 1, 1994. Fees paid for those services during fiscal 1994 were $56,142. Mr. Don E. Tucker, former Senior Vice President and Chief Administrative Officer of the Company, provides consulting services to the Company. Fees paid for those services during fiscal 1994 were $48,000.


TERMINATION BENEFITS

         On February 15, 1988, the Company entered into Severance Compensation and Consulting Agreements with Paul J. Powers and Philip N. Winkelstern and on January 11, 1995 with Kipton C. Kumler. On June 25, 1992, the Company entered into a Severance Compensation Agreement with John Gilchrist and on July 20, 1992 with Bruce C. Wheatley. The Severance Compensation and Consulting Agreements and the Severance Compensation Agreements are referred to collectively as the "Agreements." The Agreements were the result of a determination by the Board of Directors that it was appropriate and in the best interest of the

Company and its shareholders that, in the event of a possible change in control of the Company, the stability and continuity of management would continue unimpaired, free of the distractions incident to any change in control.

         For purposes of the Agreements, a "change in control" shall be deemed to have occurred if (i) there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the continuing surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (ii) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (iii) any person [as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")], other than the Company or a subsidiary or any employee benefit plan sponsored by the Company or a subsidiary, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or an exchange offer, open market purchases, privately negotiated purchases or otherwise, or (iv) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company shall cease for any reason to constitute at least the majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director during such two-year period is approved by a vote of at least two-thirds of the directors then still in office who were directors in the beginning of such two-year period.

         Benefits are payable under the Agreements only if a change in control has occurred and within two years after such change in control the officer's employment is terminated involuntarily without cause or voluntarily by the officer for reasons such as demotion, reduction in base salary, relocation, loss of benefits or other changes. The principal benefits to be provided to Messrs. Kumler, Powers and Winkelstern under the Agreements are (i) a lump sum payment equal to two times the officer's annual cash compensation (base salary and incentive compensation), (ii) continued participation in the Company's employee benefit programs for three years following termination, and (iii) a consulting fee equal to the executive's annual cash compensation in consideration for consulting services over a one-year period after termination. The principal benefits to be provided to Messrs. Gilchrist and Wheatley under the Agreements are (i) a lump sum payment equal to two times the officer's annual cash compensation (base salary and incentive compensation) and (ii) continued participation in the Company's employee benefit programs for two years following termination. If the officer's termination occurs after age 62, separation payments are reduced by a factor based upon the number of months remaining until the officer reaches age 65. The Agreements are not employment agreements, and do not impair the right of the Company to terminate the employment of the executive with or without cause prior to a change in control, or the right of the executive to voluntarily terminate his employment. Each Agreement generally terminates on the earlier of the date on which the officer reaches age 65 or five years from the date of the Agreement, provided that the term of the Agreement will be automatically extended for additional one-year periods until the officer reaches age 65 or the Company or the officer determines not to extend the Agreement.

                             SECURITY OWNERSHIP OF
                                   MANAGEMENT


         The directors, nominees for the office of director, the Chief Executive Officer, the four other highly-compensated executive officers and all directors and executive officers as a group were the beneficial owners of the Company's voting shares, as of November 30, 1994, as set forth below:

                                          Amount and Nature               Percent
       Name of Beneficial                   of Beneficial                of Voting
              Owner                           Ownership                   Shares
              -----                           ---------                   ------
 Charles B. Cushwa III                         222,201                     1.3%
                                                  (1)(4)(5)(8)(12)

 William W. Cushwa                             238,338                     1.4%
                                                  (1)(2)(3)(4)(6)
                                                  (7)(8)(10)
                                                  (13)(14)

 John M. Galvin                                  2,250 (8)                   *


 John Gilchrist                                 20,108                       *
                                                  (8)(9)(10)(14)

 Richard J. Hill                                 8,528 (8)(9)                *

 Neil D. Humphrey                                3,982 (8)(9)                *

 Kipton C. Kumler                               34,432 (8)                   *

 Gerald C. McDonough                             3,000 (8)                   *

 John Nelson                                    16,948 (1)(8)                *

 Paul J. Powers                                263,243                     1.6%
                                                   (2)(8)(10)(14)

                                          Amount and Nature               Percent
       Name of Beneficial                   of Beneficial                of Voting
              Owner                           Ownership                   Shares
              -----                           ---------                   ------
 George M. Smart                                     0 (16)                  -

 Don E. Tucker                                 147,657                       *
                                                  (1)(2)(8)(11)(14)

 Bruce C. Wheatley                              15,901 (8)(15)               *

 Philip N. Winkelstern                         165,587                       *
                                                   (1)(2)(3)(8)
                                                   (10)(14)

 All Directors and
 Executive Officers as a Group
 (19 people)                                 1,313,224                       7.8%


*less than 1%

         (1) Does not include Common Stock owned by the members of the above-mentioned directors' families who share their homes, as follows: of Mr. Charles Cushwa - 1,125 shares; of Mr. William Cushwa - 23,488 shares; of Mr. Nelson - 28,675 shares; of Mr. Tucker - 1,146 shares; of Mr. Winkelstern - 5,280 shares. Beneficial ownership thereof is disclaimed by the respective directors.

         (2) Includes the beneficial interest in Common Stock (fractional shares not shown) credited to the accounts of the above-mentioned beneficial owners by the Trustee acting under the provisions of the Company's Employee Savings and Stock Purchase Plan, as follows: Mr. William Cushwa - 4,146 shares; Mr. Powers - 1,555 shares; Mr. Tucker - 9,008 shares; and Mr. Winkelstern - 8,312 shares.

         (3) Includes Common Stock held by the directors as custodians for their minor children as follows: minor children of Mr. William W. Cushwa - 4,011 shares; and minor grandchildren as follows: minor grandchild of Mr. Philip N. Winkelstern - 750 shares.

         (4) Charles B. Cushwa III and William W. Cushwa are two of three beneficiaries of a trust, of which they are not trustees, which consists of

301,500 shares of Common Stock the income from which will be paid to the beneficiaries equally during their lives. These shares are not included in the tabulation.

         (5) Includes 46,500 shares of Common Stock held in trust, in which the children of Charles B. Cushwa III have a remainder interest, and of which National City Bank, N.E. and Charles B. Cushwa III are co-trustees. Beneficial ownership thereof is disclaimed by Mr. Charles B. Cushwa III.

         (6) Does not include 11,250 shares of Common Stock held in trust, of which William W. Cushwa is not a trustee, for the benefit of his child and of which beneficial ownership is disclaimed by Mr. William W. Cushwa.

         (7) Includes 46,500 shares of Common Stock held in trust, in which the children of William W. Cushwa have a remainder interest, and of which National City Bank, N.E. and William W. Cushwa are co-trustees. Beneficial ownership thereof is disclaimed by Mr. William W. Cushwa.

         (8) Includes shares of Common Stock acquirable within 60 days of November 30, 1994 upon exercise of options issued under the Company's Stock Option and Award Plans as follows: Mr. Charles B. Cushwa - 750 shares; Mr. William Cushwa - 9,750 shares; Mr. Galvin - 750 shares; Mr. Gilchrist - 5,112 shares; Mr. Hill - 750 shares; Mr. Humphrey - 750 shares; Mr. Kumler - 750 shares; Mr. McDonough - 750 shares; Mr. Nelson - 750 shares; Mr. Powers - 112,500 shares; Mr. Tucker - 10,500 shares; Mr. Wheatley - 3,750 shares; and Mr. Winkelstern - 48,000 shares.

         (9) Includes shares of Common Stock (fractional shares not shown) credited to the accounts of the above-mentioned beneficial owners by the administrator of the Company's Automatic Dividend Reinvestment Plan, as follows: Mr. Gilchrist - 1,313 shares; Mr. Hill - 2,778 shares; and Mr. Humphrey - 1,332 shares.

         (10) Includes in each case 188 shares of Series B Preferred Stock (fractional shares not shown) and the following number of Common Stock (fractional shares not shown) credited to the accounts of the above-mentioned beneficial owners by the Trustee acting under the provisions of the Company's 401(k) plan: Mr. William Cushwa - 712 shares; Mr. Gilchrist - 229 shares; Mr. Powers - 3,877 shares; and Mr. Winkelstern - 229 shares.

         (11) Includes 175 shares of Series B Preferred Stock (fractional shares not shown) and 4,798 shares of Common Stock (fractional shares not shown) credited by the Trustee acting under the provisions of the Company's 401(k) plan.

         (12) Includes 42,745 shares of Common Stock held in trust, in which the children of Charles B. Cushwa III have a remainder interest, and of which National City Bank, N.E. and Charles B. Cushwa III are co-trustees. Beneficial ownership thereof is disclaimed by Mr. Charles B. Cushwa III.

         (13) Includes 66,000 shares of Common Stock held in trust, in which the children of William W. Cushwa have a remainder interest, and of which National City Bank, N.E. and William W. Cushwa are co-trustees. Beneficial ownership thereof is disclaimed by Mr. William W. Cushwa.

         (14) Includes in each case one share of Common Stock (fractional shares not shown) as a result of participation in the Commercial Intertech Employee Stock Ownership Plan and the following number of shares of Series B Preferred Stock (fractional shares not shown) as a result of participation in the Commercial Intertech Employee Stock Ownership Plan: Mr. William Cushwa - 208 shares; Mr. Gilchrist - 244 shares; Mr. Powers - 516 shares; Mr. Tucker - 427 shares; and Mr. Winkelstern - 502 shares.

         (15)  Includes 901 shares of Common  Stock   (fractional  shares  not
shown) held under the provisions of the Company's 401(k) plan.

         (16) 1,000 shares of Common Stock were acquired after November 30,
1994.

         The information set forth above concerning beneficial shareholdings of the beneficial owners is based on information received from the persons named. None of such beneficial owners, directly or indirectly, owns beneficially any equity securities of any subsidiary of the Company.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The name of any person or "group" (as that term is used in the Exchange Act) known by the Company to be the beneficial owner of more than five percent (5%) of any class of the Company's voting securities as of November 30, 1994 is set forth below:

    Title          Name and Address           Amount and        Percent    Percent
      of                   of                 Nature of            of      of All
    Class          Beneficial Owner           Beneficial         Class     Voting
    -----          ----------------           Ownership          -----     Shares
                                              ---------                    ------
 Common        National City Bank, N.E.       1,337,736 (1)       8.80%      7.97%
               P O. Box 450
               Youngstown, OH 44501

 Common        Norwest Corporation            2,233,328 (2)      14.69%     13.30%
               6th and Marquette
               Minneapolis, MN 55479

 Series B      Mellon Bank N.A.               1,059,407 (3)     100.00%      9.46%
 Preferred     P. O. Box 444
               Pittsburgh, PA 15230

         (1) This figure includes 165,638 shares of Common Stock held in trust by National City Bank, N.E. (trustee) for the benefit of participants in the Commercial Intertech Corp. Employee Savings and Stock Purchase Plan.

         This figure includes 15,565 shares of Common Stock held in trust by National City Bank (trustee) for the benefit of participants in the Non-Qualified Stock Purchase Plan of Commercial Intertech Corp.

         National City Bank has sole voting power over 966,397 shares and shared voting power over 191,994 shares. National City Bank has sole investment power over 376,968 shares and shared investment power over 960,768 shares.

         (2) Norwest Corporation holds Common Stock in a fiduciary capacity for various institutional and personal accounts.

         Norwest Corporation has sole voting power over 2,102,778 shares and shared voting power over 11,750 shares. Norwest Corporation has sole investment power over 2,233,178 shares and shared investment power over 150 shares.

         (3)  This figure represents all of  the   outstanding   ESOP
Convertible Preferred Stock Series B held of record by Mellon Bank N.A. (trustee) for the benefit of participants in the Commercial Intertech Employee Stock Ownership Plan and the Commercial Intertech Retirement Stock Ownership and Savings Plan. The trust for these plans contains provisions for pass-through voting rights to the employee participants in the plans.

         Mellon Bank has shared voting power and shared investment power over all shares of Preferred Stock Series B.

                           2.  PROPOSAL TO ADOPT THE
                           -------------------------
                      STOCK OPTION AND AWARD PLAN OF 1995
                      -----------------------------------

         At its meeting on December 14, 1994, the Board of Directors of the Company unanimously adopted, subject to shareholder approval, a new stock option and award program known as the Stock Option and Award Plan of 1995 (the "Plan"). The Board now seeks shareholder approval of the Plan (1) to qualify the Plan pursuant to Rule 16b-3 under the Act, and thereby render certain transactions under the Plan exempt from certain provisions of Section 16 of the Act and (2) to qualify the Plan under Section 162(m) of the Internal Revenue Code (the "Code"), and thereby allow the Company to deduct for federal income tax purposes certain compensation paid to "covered employees" [as defined in
Section 162(m)] under the Plan.

         Approval of the Plan will require the affirmative vote of at least a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. The following summary of certain features of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit A.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

BACKGROUND OF THE PLAN

         The shareholders previously have approved the Stock Option and Award Plan of 1989 (the "1989 Plan") and the Stock Option and Award Plan of 1993 (the "1993 Plan"). Under the 1989 Plan and the 1993 Plan, 550,000 shares and 495,000 shares, respectively, of the Company's Common Stock were authorized for non-qualified stock options, incentive stock options, stock appreciation rights, limited stock appreciation rights, restricted stock awards and performance share awards to key employees and for non-qualified stock option awards to outside directors.

         In the judgment of the Board of Directors, the operation of the 1989 Plan and the 1993 Plan has demonstrated that options, restricted stock and other Company performance related awards, are valuable in attracting, retaining and providing incentives to key employees and outside directors upon whom major responsibility for the Company's success depends.

         The Plan now presented for shareholder approval builds upon the Company's experience with the 1989 Plan and the 1993 Plan. The Plan will provide short-term and long-term incentives to key employees and outside directors by enabling them to participate in the Company's future growth through the ownership of the Company's Common Stock and by offering them the opportunity to earn compensation based upon Company performance.

GENERAL

         The Plan is a flexible plan that will provide the Committee (as defined below) with broad discretion to fashion the terms of awards to provide eligible participants with stock and Company performance based incentives as the Committee deems appropriate. The Plan permits the Company to grant to key employees (i) non-qualified and incentive stock options ("Stock Options"), (ii) restricted stock ("Restricted Stock"), (iii) performance shares ("Performance Shares") and (iv) annual incentive awards ("Annual Incentive Awards") (collectively referred to as "Awards"), as more fully described below, and to grant to all members of the Company's Board of Directors (the "Board") who are not currently employees of the Company ("Outside Directors") non-qualified stock options.

         The Plan will cover a maximum of 750,000 shares of the Common Stock (approximately 4.9% of the outstanding Common Stock), subject to share adjustments as described below, which may be either authorized and unissued shares or treasury shares. When an unexercised Award lapses, expires, terminates or is forfeited, or if shares previously granted under the Plan are returned, the related shares will be available for distribution in connection with future Awards. Adjustments may be made in the number of shares reserved under the Plan, the number of shares subject to a Performance Share award or granted by a Restricted Stock award or Annual Incentive Award, in the option price and number of shares subject to Stock Options, and the financial performance goals, if any, of the Common Stock contained in a Performance Share award, in the event of a reorganization, consolidation, recapitalization, stock dividend, certain other changes described in the Plan or any other corporate transaction or event that has an effect similar to the foregoing. On December 30, 1994, the closing price of the Common Stock was $18.625 per share.

         The persons eligible to receive Awards under the Plan are those key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company. The Committee will, in its sole discretion, select those persons entitled to participate in the Plan from among those eligible employees. The Committee currently estimates that there are approximately 135 employees eligible to participate in the Plan.

         In addition, to the extent not duplicative of the 1993 Plan, each Outside Director will be entitled to receive automatically a non-qualified stock option to purchase 2,250 shares of Common Stock upon the Outside Director's election to a new three-year term during the term of the Plan. The exercise price will be the fair market value (defined in the Plan) of the Common Stock on the grant date. The options will become exercisable in three equal annual installments, beginning on the first anniversary of the date of grant, and will expire ten years after the date of grant. There are currently eight Outside Directors eligible to participate in the Plan.

ADMINISTRATION

         The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). See "Board Meetings and Committee Information." Members of the Committee will qualify as "outside directors" under Code Section 162(m) and "disinterested administrators" pursuant to Rule 16b-3 under the Act. The Committee will determine, subject to the terms of the Plan, the individuals to whom Awards will be granted, the number and type of Awards to be granted and the terms and conditions of any Award granted. The Committee is also authorized to adopt rules, guidelines and practices governing the Plan and to interpret the provisions of the Plan, any Awards and any related agreements.

STOCK OPTIONS

         Stock Options granted under the Plan may be either Incentive Stock Options ("ISOs") intended to qualify under Section 422 of the Code or options not intended to so qualify ("NQSOs"). Stock Options may be granted alone or in addition to other Awards granted under the Plan. The aggregate fair market value (determined as of the time of the grant of an ISO) of the Common Stock with respect to which ISOs are exercisable for the first time by a single optionee during any calendar year under the Plan and any other stock option plan of the Company may not exceed $100,000. During any five fiscal year period, Stock Options covering no more than 250,000 shares of Common Stock may be granted to any participant.

         The Plan provides that the option exercise price for a Stock Option will be no less than the fair market value of the Common Stock on the date the option is granted. Fair market value is generally determined by the market price of the Common Stock on the date in question; if no market price data is available, fair market value for purposes of a Stock Option shall be determined by the Committee.

         The duration of each Stock Option shall be determined by the Committee, but no Stock Option may be exercised more than ten years after its date of grant. A Stock Option may be exercised at such time as determined by the Committee but, except in certain circumstances described in the Plan, may not be exercised prior to six months after the date of grant.

         A Stock Option may be exercised in whole or in part and the exercise price therefor may be paid for by delivering cash, shares of Common Stock already owned by the optionee, shares otherwise issuable upon exercise of the Stock Option, or a combination thereof to the Company. Stock Options are non-transferable other than by will or by the laws of descent and distribution, and stock options are exercisable during the optionee's lifetime only by the optionee.

         If an optionee's employment with the Company terminates due to death, any Stock Option held by such optionee may be exercised, to the extent then exercisable, or on such accelerated basis as determined by the Committee, for a period of one year (or such other period up to three years as may be specified by the Committee) from the date of death or until expiration of the option term, whichever is shorter. If an optionee's employment terminates due to disability or retirement, any Stock Option held by such optionee will become exercisable upon approval of the Committee and may thereafter be exercised for a period of three years (or such shorter period as the Committee may specify) from the termination date or until expiration of the option term, whichever is shorter; provided, however, that if the participant dies during such exercise period, the option shall thereafter be exercisable for a period of one year after the date of death or until expiration of the option term, whichever is shorter. If an optionee's employment terminates for any other reason, any Stock Option held by such optionee, to the extent then exercisable, may be exercised for a period of one month after the termination date, unless the termination is for "cause" (as defined in the Plan), in which case the option shall be immediately cancelled.

RESTRICTED STOCK AWARDS

         The Plan provides that Restricted Stock awards may be granted to key employees and all such awards shall consist of a specified number of restricted shares of Common Stock. Restricted Stock will be vested only after the recipient has been employed by the Company (or its subsidiaries) during a time period which may not be less than three years in duration. Recipients of Restricted Stock awards shall be prohibited from selling, transferring, pledging, assigning or otherwise encumbering the Restricted Stock during the Restriction Period. Except as otherwise provided, upon termination of a participant's employment due to death, disability, retirement or involuntarily by the Company without cause, the Committee may waive all or a portion of the restrictions applicable to unvested Restricted Stock. Upon termination of a participant's employment for any other reason, all unvested shares of Restricted Stock shall be forfeited by the participant, but the Committee may waive all or a portion of remaining restrictions.

PERFORMANCE SHARE AWARDS

         The Committee may award Performance Shares which will entitle a participant to receive shares of the Common Stock covered by the award at the end of a period of at least two years ("Performance Period") upon and to the extent one or more predetermined performance goals are satisfied during the Performance Period. The Committee shall determine the number of Performance Shares granted to each participant, but no participant may earn more than 65,000 Performance Shares with respect to any Performance Period. Prior to the beginning of the applicable Performance Period, the Committee will establish in writing targets for return on equity of the Company (and/or an operating group of the Company, if applicable) over the Performance Period ("Performance Goals"), which Performance Goals, depending on the extent to which they are met, will determine the number of Performance Shares, if any, that will be earned by the participants. Return on equity will be calculated from the consolidated financial statements of the Company and its subsidiaries, excluding (i) the effects of changes in federal income tax rates, (ii) the effects of unusual and extraordinary items as defined by Generally Accepted Accounting Principles ("GAAP"), (iii) the cumulative effect of changes in accounting principles in accordance with GAAP, and (iv) the effects of acquisitions, mergers, and significant dispositions and sales of assets.

         After the close of a Performance Period, the Committee shall certify the extent to which the Performance Goals have been achieved. Subsequently, each recipient of Performance Shares shall be entitled to receive payout on the number of Performance Shares earned by the recipient over the Performance Period, to be determined as a direct function of the extent to which the Performance Goals have been achieved. A recipient may earn more or less than the number of Performance Shares originally awarded, or no Performance Shares at all. Performance Shares will be paid in the form of Common Stock. Participants are entitled to any dividends or other distributions that would have been paid on earned Performance Shares had the shares been outstanding during the period from the award to the payout on the Performance Shares.

         If prior to the close of a Performance Period the employment of a recipient of Performance Shares is terminated due to death, disability, retirement or by the Company without "cause," the participant shall receive a pro rata payment with respect to the Performance Shares relating to such Performance Period as determined by the Committee, based upon the length of time the participant held the Performance Shares during the Performance Period and the extent to which the Performance Goals have been achieved. If the employment of a participant terminates for any other reason, all Performance Shares shall be forfeited by the participant.

ANNUAL INCENTIVE AWARDS

         The Committee may annually select participants to receive incentive awards under the Plan based on satisfaction of specified bonus targets. Prior to the beginning of each fiscal year, the Committee shall establish in writing award targets and the Annual Incentive Awards which may be earned by participants based upon the extent to which the award targets are achieved ("Award Opportunities"). The award targets to be used shall be functions of one or more of the following Company performance measures: (i) total consolidated net income, (ii) group operating income, (iii) operating group return on equity, (iv) operating group return on gross assets and (v) corporate and operating group return on equity. These shall be calculated from the consolidated financial statements of the Company and its subsidiaries, excluding (i) the effects of changes in federal income tax rates, (ii) the effects of unusual and extraordinary items as defined in GAAP, (iii) the cumulative effect of changes in accounting principles in accordance with GAAP, and (iv) the effects of acquisitions, mergers and significant dispositions and sales of assets. At the end of each fiscal year, the Committee shall certify the extent to which the targets have been achieved and the final award shall be computed for each participant based upon the Award Opportunities established by the Committee prior to the beginning of the applicable year. Each Annual Incentive Award shall be solely a function of the degree to which the established award targets have been achieved. The Committee shall establish minimum targets which must be achieved during a fiscal year before any Annual Incentive Awards will be paid to participants. The final award (including the value of any Restricted Stock constituting any portion of such Annual Incentive Award) that may be earned by any participant may not exceed $850,000 with respect to any fiscal year. In the event a participant's employment is terminated for any reason, such participant shall not be entitled to receive any Annual Incentive Award with respect to the fiscal year in which the termination occurs.

         A participant may elect to receive all or a portion of an Annual Incentive Award in the form of Restricted Stock. The number of shares of

Restricted Stock granted to the participant will equal the product of (i) such number of shares of Common Stock as have an aggregate closing price equal to the dollar amount of the Annual Incentive Award elected to be received in the form of Restricted Stock, multiplied by (ii) a factor greater than 1.00 but less than or equal to 1.30, as determined by the Committee prior to the beginning of the Company's applicable fiscal year. The Restricted Stock will be delivered to the participant free of the restrictions if the participant continues in employment for a period of at least three years in duration. If the employment of the participant terminates due to death, disability, retirement or by the Company without "cause," the Committee may waive all or a portion of the restrictions applicable to unvested Restricted Stock awards. If the employment of the participant terminates for any other reason, the shares will be forfeited.

OTHER PROVISIONS OF THE PLAN

         The Plan provides that the Committee may adjust the vesting and valuation provisions of Awards in the event of a "Change in Control" or "Potential Change in Control" of the Company. All Stock Options that have not been exercised and vested will become fully vested upon a Change in Control or Potential Change in Control. Upon the occurrence of such event, the restrictions on the Restricted Stock (including Restricted Stock issued in payment of Annual Incentive Awards) and Performance Shares will lapse and the shares and awards will be fully vested. For purposes of the Plan, a "Change in Control" shall have the same meaning as that in the Company's Severance Compensation and Consulting Agreements described elsewhere in this Proxy Statement. See "Executive Compensation - Termination Benefits."

         For purposes of the Plan, "Potential Change in Control" shall be deemed to have occurred when (i) the Company enters into an agreement, the consummation of which would result in a Change in Control; or (ii) any entity, person or group (other than a Company employee benefit plan or trustee of the plan acting in such capacity) acquires beneficial ownership of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities, and the Board of Directors adopts a resolution to the effect that a "Potential Change in Control" of the Company has occurred for the purposes of the Plan.

         The Board may amend, alter or discontinue the Plan or Awards under the Plan at any time but may not impair the rights of any participant under an Award previously granted without such participant's consent, except that the Board may not reduce the exercise price of any previously granted Stock Option (except to reflect any adjustment to the Common Stock as previously de-scribed). In addition, the Board may not change the number of shares available (except as described above for share adjustments) or the class of employees eligible to receive Awards, extend the maximum option period, or materially increase the benefits under the Plan. Also, the terms of the provisions of the Plan relating to Outside Directors may not be amended more than once every six months other than to comply with changes in the Code or ERISA.

         A recipient of an Award under the Plan must pay any applicable income tax withholding amounts upon the exercise of a stock option and the receipt or vesting of Restricted Stock (including Restricted Stock issued in payment of Annual Incentive Awards) or Performance Shares. The Committee may, in its discretion, allow a recipient of an Award to satisfy the Company's income tax withholding obligation by instructing the Company to withhold shares of Common Stock which would otherwise be issued with respect to an Award.

         No Award may be granted under the Plan on or after the tenth anniversary of the Plan's effective date. However, Awards granted prior to the termination date of the Plan may extend beyond that date.


 FEDERAL INCOME TAX CONSEQUENCES

         The following summary of tax consequences with respect to Awards under the Plan is not comprehensive and is based upon laws and regulations in effect on December 31, 1994. Such laws and regulations are subject to change.

         STOCK OPTIONS. There are generally no federal income tax consequences either to the optionee or to the Company upon the grant of a Stock Option. On exercise of an ISO, the optionee will not recognize any income and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the optionee under the alternative minimum tax provisions of the Code. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize compensation income and the Company will be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the shares on the date of exercise over the option exercise price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the optionee will be treated as a capital gain. On exercise of an NQSO, the amount by which the fair market value of the shares on the date of exercise exceeds the option exercise price will generally be taxable to the optionee as compensation income and will generally be deductible for tax purposes by the Company. The dispositions of shares acquired upon exercise of an NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

         RESTRICTED STOCK AWARDS. In general, a participant granted a Restricted Stock award will not recognize income at the time of grant, but will recognize ordinary income when the restrictions with respect to the shares of stock expire. The amount of income recognized will be equal to the then fair market value of such shares over any consideration paid by the participant. A participant may, however, elect under Section 83(b) of the Code to be taxed on the Fair Market Value at the time of the award, in which case the participant will recognize ordinary income at such time. Any further gain at the time of disposition will be a capital gain. Any loss due to a forfeiture may not be recognized. The Company generally will be entitled to a deduction in an amount equal to the income recognized by the grantee at the time the grantee recognizes such income, provided the Company complies with applicable withholding requirements. Any dividends with respect to the Restricted Stock which are paid or made available to a grantee (who has not elected to be taxed on the date of the grant) while the shares remain forfeitable are treated as additional compensation taxable as ordinary income to the grantee and deductible to the Company.

         PERFORMANCE SHARE AWARDS. A participant granted an award of Performance Shares will not recognize income at the time of grant but generally will recognize ordinary income when the Performance Share awards are settled at the conclusion of the Performance Period. The amount of ordinary income recognized will be equal to the then fair market value of the shares of Common Stock received. In the case of a grantee who is an officer or director subject to the restrictions of Section 16 of the 1934 Act, the recognition of income attributable to the shares received (and the date on which the amount of such income is measured) will occur upon the expiration of six months from the date the shares are received, or, if earlier, at the time the sale of the shares would no longer subject the officer or director to suit under Section 16(b) of the Act for purchases of Common Stock. Such grantee may also elect under
Section 83(b) of the Code, at the time the stock is delivered, to recognize income even though subject to restriction. The Company generally will be entitled to a deduction in an amount equal to the income recognized by the participant at the time the participant recognizes such income.

         ANNUAL INCENTIVE AWARDS. Annual Incentive Awards paid in cash generally will be ordinary income to the recipient in the year of payment. Annual Incentive Awards paid in Restricted Stock are taxed as discussed above under Restricted Stock Awards. The Company generally will be entitled to a deduction in an amount equal to the income recognized by the participant at the time the participant recognized such income.

         CODE SECTION 162(M). The Committee has reviewed the Plan with respect to Section 162(m) of the Code which limits the tax deduction available to public companies for annual compensation paid to certain senior executives in excess of $1 million. The new Plan, which is to be effective upon approval by shareholders, is based on the Committee's current policy that compensation paid by the Company, whenever reasonably possible, should be tax deductible. In accordance with this policy, the new Plan has been designed so that to the extent practicable, payments thereunder to designated executives will qualify as "performance-based" compensation which is excluded from the $1 million cap under Code Section 162(m). Stock Options, Performance Shares and Annual Incentive Awards (including Annual Incentive Awards paid in the form of Restricted Stock) awarded under the Plan are intended to qualify as "performance-based" compensation under Section 162(m) and therefore be fully deductible without regard to the $1 million deduction limit. Restricted Stock granted under the Plan, other than Restricted Stock issued in payment of Annual Incentive Awards, will not qualify as "performance-based" compensation under Code Section 162(m). As more fully described in the Compensation Committee Report on Executive Compensation, the Company currently awards Restricted Stock only in special circumstances.

         OTHER. To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations and not to qualify as reasonable compensation, a 20% nondeductible excise tax could be imposed on grantees and the Company's deduction could be disallowed.

1994 AWARDS

         No awards have as yet been granted under the Plan. The benefits to be received by participants in the Plan are not currently determinable.

                     3.  SELECTION OF INDEPENDENT AUDITORS
                     -------------------------------------
         The Board of Directors has selected Ernst & Young LLP to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending October 31, 1995. Ernst & Young LLP has served the Company in this capacity since 1921. A representative of Ernst & Young LLP is expected to be present at the annual meeting with the opportunity to make a statement if he so desires and will also be available to respond to appropriate questions from shareholders.

         Unless contrary instructions are noted on the proxy, it will be voted to ratify the selection by the Board of Directors of Ernst & Young LLP as independent public auditors for the fiscal year ending October 31, 1995. The affirmative vote of the holders of a majority of the voting shares represented at the meeting is required for such ratification.


                         ANNUAL REPORT TO SHAREHOLDERS

         The annual report of the Company and its subsidiaries for the fiscal year ended October 31, 1994, including financial statements reflecting the financial position and operations of the Company and its subsidiaries for that year, is being mailed to shareholders simultaneously with this Proxy Statement. The annual report is not deemed to have been filed with the Securities and Exchange Commission and is not part of this proxy solicitation.


                      1996 ANNUAL MEETING OF SHAREHOLDERS

         The deadline for receipt of shareholders' proposals for inclusion in the Company's 1996 proxy material is September 29, 1995.


                                   FORM 10-K

         A COPY OF THE COMPANY'S ANNUAL REPORT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 1994, MAY BE OBTAINED BY SHAREHOLDERS AFTER JANUARY 31, 1995 WITHOUT CHARGE, ON WRITTEN REQUEST DIRECTED TO THE SECRETARY, COMMERCIAL INTERTECH CORP., P. O. BOX 239, YOUNGSTOWN, OHIO 44501.

                               4.  OTHER MATTERS
                               -----------------
         The Board of Directors does not know of any matters of business to be presented for action at the meeting other than as set forth above. The enclosed proxy does, however, confer discretionary authority upon the persons named therein, or their substitutes, to take action with respect to any other matters that may properly be brought before the meeting.


                            SOLICITATION OF PROXIES

         The enclosed form of proxy is solicited by the Board of Directors. Shares represented by the proxy will be voted at the meeting and, where a choice has been specified with respect to a proposal, such shares will be voted in accordance with such specification. The cost of preparing, printing, assembling and mailing will be paid by the Company. Officers, directors or other employees of the Company, without additional remuneration, may solicit proxies personally or by other appropriate means, if deemed advisable. The Company will also request brokers, banks and other nominees to send proxy material to and obtain proxies from their principals, and it will reimburse such persons for their expenses in so doing. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies. Morrow & Co., Inc. will request brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company's Common Stock of record to forward proxy solicitation material to the beneficial owners of such shares. For these services, the Company will pay Morrow & Co., Inc. a fee estimated not to exceed $4,500 plus reimbursement of expenses.

         Please complete, sign, date and return your proxy promptly to ensure that your shares will be voted at the meeting. We hope that you will attend the meeting. For your convenience, a self-addressed envelope, which requires no additional postage if mailed in the United States, is enclosed.

                                  BY ORDER OF THE BOARD OF DIRECTORS



                                  SHIRLEY M. SHIELDS
                                  Secretary

Youngstown, Ohio
January 27, 1995

                                   EXHIBIT A
                           COMMERCIAL INTERTECH CORP.

                      STOCK OPTION AND AWARD PLAN OF 1995

SECTION 1.  PURPOSE.

         The purpose of the Commercial Intertech Corp. Stock Option and Award Plan of 1995 (the "Plan") is to assist Commercial Intertech Corp. (the "Company") in attracting and retaining capable employees and outside directors. The Plan will provide long and short term incentives to key employees by encouraging and enabling them to participate in the Company's future prosperity and growth. The Plan will provide equity ownership opportunities and appropriate incentives to better match the interests of key employees and outside directors with those of shareholders.

         These objectives will be promoted through the granting to key employees of equity instruments including (i) options [Incentive Stock Options ("ISOs")] which are intended to qualify under Section 422 of the Internal Revenue Code of 1986 (the "Code"); (ii) options which are not intended to so qualify [Nonqualified Stock Options ("NQSOs")]; (ISOs and NQSOs are referred to together hereinafter as "Stock Options"); (iii) Restricted Stock; (iv) Performance Shares; and (v) Annual Incentive Awards. All members of the Company's Board of Directors (the "Board") who are not currently employees of the Company ("Outside Directors") may receive NQSOs from the Plan only as provided herein.

SECTION 2.  ADMINISTRATION.

         The Plan shall be administered by the Compensation Committee (the "Committee") of the Board which shall have the power and authority to grant to eligible employees Stock Options, Restricted Stock, Performance Shares, and Annual Incentive Awards. In particular, the Committee shall have the authority to: (i) select employees of the Company as recipients of awards; (ii) determine the number and type of awards to be granted; (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any award granted; (iv) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable;
(v) interpret the terms and provisions of the Plan and any award granted and any agreements relating thereto; and (vi) otherwise supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions hereof shall be made in the Committee's sole discretion and shall be final and binding on all persons. Members of the Compensation Committee shall meet the criteria so as to be "outside directors" within the meaning of Code Section 162(m) and "disinterested administrators" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

SECTION 3.  ELIGIBILITY.

         Key employees of the Company, and any subsidiary of the Company ("Subsidiary"), who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, are eligible to be granted awards. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible. In addition, all Outside Directors are eligible to receive NQSOs as set forth in Section 9.

SECTION 4.  STOCK SUBJECT TO PLAN.

         The total number of shares of the Company's common stock, $1.00 par value, ("Stock") reserved and available for distribution pursuant to awards hereunder shall be 750,000 shares. No more than 375,000 shares shall be granted in the form of Restricted Stock or Performance Shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

         If any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock (including any Annual Incentive Awards paid in Restricted Stock) or Performance Share award granted hereunder are forfeited by the holder, or if any such Stock Option or other award otherwise terminates without a payment being made to the participant in the form of Stock, or if any shares of Stock (whether or not restricted) previously distributed under the Plan are returned to the Company in connection with the exercise of an award, such shares shall again be available for distribution in connection with future awards under the Plan.

         In the event of any stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division (including, but not limited to, split-up, spin-off, split-off or distribution to Company shareholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, rights offering, merger, consolidation, reorganization or partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing, the aggregate number of shares reserved for issuance under the Plan, the number and option price of shares subject to outstanding Stock Options, the financial performance goals, if any, of the Stock contained in a Performance Share award, the number of shares subject to a Performance Share award agreement or granted by a Restricted Stock award agreement or Annual Incentive Award agreement, and any other characteristics or terms of the awards as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes to the holders of awards, shall be appropriately substituted for new shares or adjusted, as determined by the Committee in its discretion.

SECTION 5.  STOCK OPTIONS.

         Stock Options may be granted alone or in addition to other awards granted under the Plan. Any Stock Options granted under the Plan shall be in such form as the Committee may from time to time approve and the provisions of Stock Option awards need not be the same with respect to each optionee. Stock Options granted under the Plan may be either ISOs or NQSOs. The Committee may grant to any optionee ISOs, NQSOs or both types of Stock Options. During any five fiscal year period, Stock Options covering no more than 250,000 shares of Stock shall be granted to any optionee.

         Anything in the Plan to the contrary notwithstanding, without the consent of the optionee(s) affected, no term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422 of the Code or to disqualify any ISO under such Section 422.

         Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan, as the Committee deems appropriate. Each Stock Option grant shall be evidenced by an agreement executed on behalf of the Company by an officer designated by the Committee and accepted by the optionee. Such agreement shall describe the Stock Options and state that such Stock Options are subject to all the terms and provisions of the Plan and shall contain such other terms and provisions, consistent with the Plan, as the Committee may approve.

         (a) Exercise Price. The exercise price per share of Stock purchasable under a Stock Option shall be no less than the Fair Market Value on the day the Stock Option is granted. Fair Market Value shall mean the closing price of the Stock on the New York Stock Exchange ("NYSE") or, if no such sale of Stock occurs on the NYSE on such date, the Fair Market

Value of the Stock as determined by the Committee in good faith.

         (b)     Option Term.     The term of each Stock Option shall be fixed
by the Committee, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted.

         (c) Exercise of Stock Options. Stock Options shall become exercisable at such time or times and subject to such terms and conditions (including, without limitation, installment exercise provisions) as shall be determined by the Committee, provided, however, that, except as provided in
Section 5(f) or (g) (in the case of death or disability, respectively) and
Section 10, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to six months after the date of the granting of the Stock Option. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part based on Company performance and/or such other factors as the Committee may determine.

         (d) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, or such other instrument as may be permitted in accordance with rules or procedures adopted by the Committee.

         If approved by the Committee, payment in full or in part may also be made (i) by delivering Common Stock already owned by the optionee having a total fair market value on the date of such delivery (as determined by the previous trading day's closing price of the Stock on the NYSE) equal to the option price; (ii) by authorizing the Company to retain shares of Stock which would otherwise be issuable upon exercise of the option having a total fair market value on the date of delivery equal to the option price; (iii) by the delivery of cash on the extension of credit by a broker-dealer to whom the optionee has submitted a notice of exercise (in accordance with Part 220, Chapter II, Title 12 of the Code of Federal Regulations, so-called "cashless" exercise); or (iv) by any combination of the foregoing.

         No shares of Stock shall be transferred until full payment therefor has been made. An optionee shall generally have the rights of a shareholder with respect to shares subject to Stock Options only when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, given the representation described in Section 13(a).

         (e) Non-Transferability of Stock Options. Except as provided hereunder, no Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. At the request of an optionee, Stock purchased upon exercise of a Stock Option may be issued or transferred into the name of the optionee and another person jointly with rights of survivorship.

         (f) Termination by Death. If an optionee's employment by the Company terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period up to three years as the Committee may specify) from the date of death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

         (g) Termination by Reason of Disability or Retirement. If an optionee's employment by the Company terminates by reason of disability, as defined under the Company's long-term disability plan, or retirement, any Stock Option held by such optionee will become exercisable upon approval of the Committee and may thereafter be exercised by the optionee for a period of three years (or such shorter period as the Committee may specify) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that, if the optionee dies within such three-year period (or such shorter period), any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of disability or retirement, if an ISO is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such ISO shall thereafter be treated as an NQSO.

         (h) Other Termination of Employment. Unless otherwise determined by the Committee at or after grant, if an optionee's employment by the Company terminates for any reason other than death, disability or retirement, the optionee will have one month from the date of termination to exercise any and all Stock Options that are then exercisable, except that, if the termination was for Cause, any and all Stock Options shall be immediately cancelled. For the purpose of the Plan, "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company, as determined by the Committee.

         (i) ISO Limitations. To the extent required for "incentive stock option" status under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which ISOs are exercisable for the first time by the optionee during any calendar year under the Plan and any other stock option plan of the Company and its affiliates, shall not exceed $100,000.

SECTION 6.  RESTRICTED STOCK.

         The provisions of Restricted Stock awards need not be the same with respect to each recipient. Restricted Stock awards shall consist of awards of Company Stock and shall be subject to the following restrictions and conditions.

         (a)     Price.   The purchase price for shares of Restricted Stock
shall be set by the Committee and may be zero.

         (b) Restricted Stock Award Agreement. Awards of Restricted Stock must be accepted by an employee within a period of 60 days (or such shorter periods as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price, if any, is required under Section 6(a).

         The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

         (c) Stock Certificate and Legends. Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award, substantially in the following form:

         The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of Commercial Intertech

        Corp.'s Stock Option and Award Plan of 1995 and an Agreement entered into between the registered owner and Commercial Intertech Corp. Copies of such Plan and Agreement are on file in the offices of Commercial Intertech Corp.

         The Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

         (d) Stock Restrictions. Subject to the provisions of this Plan and the applicable Restricted Stock Award Agreement, during a period set by the Committee commencing with the date of such award and ending not earlier than the third anniversary of the date of the grant of the award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan.


         (e) Shareholder Rights. Except as provided in this Section 6, the recipient shall have, with respect to the shares of Restricted Stock covered by any award, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends; provided, however, that unless otherwise determined by the Committee, any dividends on such shares shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying award to the extent shares are available under Section 4.

         (f) Termination of Employment. Except as otherwise provided in this Section 6 and in the applicable Restricted Stock Award Agreement, upon termination of a participant's employment with the Company if, but only if, the participant incurs a termination of employment during the Restriction Period due to the participant's death, disability, retirement, or involuntarily and without cause, the Committee, at its discretion, may provide for waiver of all or a portion of the restrictions applicable to unvested Restricted Stock awards. If termination occurs for any other reason during the Restriction Period for a given award, all shares still subject to restriction shall be forfeited by the participant.

         (g) Expiration of Restriction Period. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the participant.

         (h) Relation to Section 8. Restricted Stock granted in respect of an Annual Incentive Award under Section 8 shall be regarded as Restricted Stock granted under this Section 6.

SECTION 7.  PERFORMANCE SHARES.

         (a) Subject to the terms and conditions described below, Performance Shares may be granted to participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Shares granted to each participant; provided, however, that no participant may earn more than 65,000 Performance Shares with respect to any Performance Period (as defined below).

         (b) Price. The purchase price for Performance Shares shall be zero unless otherwise specified by the Committee.

         (c) Performance Share Agreement. Prior to the beginning of the applicable Performance Period (as defined below), subject to the provisions of this Plan, all the terms and conditions of an award of Performance Shares shall be determined by the Committee in its discretion and shall be confirmed by a Performance Share Award Agreement which shall be executed by the Company and the recipient.

         (d) Performance Periods. Any time period (the "Performance Period") relating to a Performance Share award shall be at least two years in length.

         (e) Performance Goals. Performance Shares shall be earned based upon the financial performance of the Company or an operating group of the Company during a Performance Period. Prior to the beginning of the applicable Performance Period, the Committee will establish in writing targets for return on equity of the Company (and/or an operating group of the Company, if applicable) over the Performance Period ("Performance Goals"), which Performance Goals, depending on the extent to which they are met, will determine the number of Performance Shares, if any, that will be earned by the participants. Return on equity will be calculated from the consolidated financial statements of the Company and subsidiaries but shall exclude (i) the effects of changes in federal income tax rates, (ii) the effects of unusual and extraordinary items as defined by Generally Accepted Accounting Principles ("GAAP"), (iii) the cumulative effect of changes in accounting principles in accordance with GAAP, and (iv) the effects of acquisitions, mergers, and significant dispositions and sales of assets. The Performance Goals may vary for different Performance Periods and need not be the same for each participant receiving an award for a Performance Period. The Committee may, in its discretion, subject to the limitations of Section 11, vary the terms and conditions of any Performance Share Award, including, without limitation, the Performance Period and Performance Goals, without shareholder approval, as applied to any recipient who is not a "covered employee" with respect to the Company as defined in
Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"). In the event applicable tax or securities laws change to permit the Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

         (f) Earning of Performance Shares. After the applicable Performance Period shall have ended, the Committee shall certify the extent to which the established Performance Goals have been achieved. Subsequently, each recipient of Performance Shares shall be entitled to receive payout on the number of Performance Shares, if any, earned by the recipient over the Performance Period, to be determined as a direct function of the extent to which the Company's Performance Goals have been achieved. A recipient may earn more or less than the number of Performance Shares originally awarded, or no Performance Shares at all. Performance Shares shall be paid in the form of Company Stock. Unrestricted certificates representing such number of shares of Stock as equals the number of Performance Shares earned under the award shall be delivered to the participant as soon as practicable after the end of the applicable Performance Period. Participants shall also be entitled to any dividends or other distributions that would have been paid or earned in respect of such shares of Stock had such shares been outstanding during the period from the initial award date to the final payout on the Performance Shares. Unless otherwise provided, in its discretion, by the Committee, any such dividends or other distributions shall not bear interest.

         (g) Termination of Employment Due to Death, Disability or Retirement or at the Request of the Company Without Cause. In the event the employment of a participant is terminated by reason of death, disability or retirement or by the Company without Cause during a Performance Period, the participant shall receive a prorated payout with respect to the Performance Shares relating to such Performance Period. The prorated payout shall be determined by the Committee, in its sole discretion, and shall be based upon the length of time that the participant held the Performance Shares during the

Performance Period and based upon the achievement of the established Performance Goals. Distribution of earned Performance Shares shall be made at the same time payments are made to participants who did not terminate employment during the applicable Performance Period.

         (h) Termination of Employment for Other Reasons. In the event that a participant's employment terminates for any reason other than those reasons set forth in paragraph (g) of this Section 7, all Performance Shares shall be forfeited by the participant to the Company.

         (i) Nontransferability. Performance Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, a participant's rights under the Plan shall be exercisable during the participant's lifetime only by the participant, the participant's legal representative or the recipient of the participant's Performance Shares.

SECTION 8.  ANNUAL INCENTIVE AWARDS.

         (a) Eligibility. Participants designated by the Committee shall be eligible for an annual incentive award ("Annual Incentive Award"), the amount of which will be based on the satisfaction of specified bonus targets ("Award Targets"). Prior to the beginning of each of the Company's fiscal years, the Committee shall establish in writing (i) the Award Targets and (ii) the Annual Incentive Awards which may be earned by participants, based upon the extent to which the Award Targets are achieved ("Award Opportunities"). The Award Targets and Award Opportunities shall be confirmed in agreements between the Company and the participants. The Award Targets shall be functions of one or more of the following Company performance measures, as shall be determined by the Committee: (i) total consolidated net income of the Company and subsidiaries, (ii) group operating income, (iii) operating group return on sales, (iv) operating group return on gross assets and (v) corporate and operating group return on equity. Total net income, group operating income, operating group return on sales, operating group return on gross assets, and corporate and operating group return on equity shall be calculated from the consolidated financial statements of the Company and subsidiaries, but shall exclude (i) the effects of changes in federal income tax rates, (ii) the effects of unusual and extraordinary items as defined in GAAP, (iii) the cumulative effect of changes in accounting principles in accordance with GAAP, and (iv) the effects of acquisitions, mergers, and significant dispositions and sales of assets.

         (b) Earning of Annual Incentive Awards. After the applicable fiscal year shall have ended, the Committee shall certify the extent to which the established Award Targets have been achieved. Subsequently, the Committee shall calculate the Annual Incentive Award (if any) for each participant, based upon the Award Opportunities established by the Committee prior to the beginning of the applicable year. Each Annual Incentive Award shall be solely a function of the degree to which the established Award Targets have been achieved.

         (c) Payments and Election. Participants may elect to receive Annual Incentive payouts in cash or Restricted Stock or a combination of the two, provided that any election for payment in Restricted Stock is subject to the approval of the Committee. Payouts with respect to a fiscal year will be made within 75 days of the end of such year. To elect the payout of a portion of an Annual Incentive Award in Restricted Stock, a participant must inform the Committee in writing prior to the start of the fiscal year with respect to which payout would be made. Unless modified by the Committee before the beginning of a fiscal year of the Company, terms and conditions of Restricted Stock payouts shall include the following:

         (i) Any portion of an Annual Incentive Award can be elected for payout in Restricted Stock, either in a dollar amount or as a percentage of the total Annual Incentive Award.

         (ii) Restricted Stock will be issued on the same date that cash payouts would be made, based on the closing price of the Stock as of the date of the award ("Closing Price") on the NYSE (or the principal exchange on which the Stock shall then be listed or quoted).

         (iii) The Restricted Stock will be issued pursuant to, and shall be subject to the terms and conditions contained in Section 6 of this Plan. The restriction period will be for a period determined by the Committee of at least three years in duration, after which time the Stock will be released to the participant.

         (iv) The number of shares of Restricted Stock granted to a participant will equal the product of (A) such number of shares of Stock as have an aggregate Closing Price equal to the dollar amount of the Annual Incentive Award elected to be received in the form of Restricted Stock, multiplied by (B) a factor greater than

         1.00 but less than or equal to 1.30, as determined by the Committee prior to the beginning of the Company's applicable fiscal year.

         (v) If the participant's employment is terminated by reason of death, disability or retirement or by the Company without Cause, the Committee, at its discretion, may provide for waiver of all or a portion of the restrictions applicable to unvested restricted awards.

                 If the participant's employment is terminated for any other reason, the shares of Stock will be forfeited.

         (d)  Amendment of Awards.  The Committee has discretion, subject to
Section 11, to vary the terms and conditions of any Annual Incentive Award, including, without limitation, the Award Targets, without shareholder approval, as applied to any participant who is not a "covered employee" with respect to the Company as defined in Section 162(m) of the Code.

         (e) Performance Threshold. The Committee shall establish minimum levels of Company performance which must be achieved during a fiscal year before any Annual Incentive Awards shall be paid to participants.

         (f) Maximum Awards. The Committee may establish guidelines governing the maximum Annual Incentive Awards that may be earned by participants (either in the aggregate, by employee class or among individual participants), provided that no participant may receive an Annual Incentive Award in an amount (including the value of any Restricted Stock constituting any portion of such Annual Incentive Award) of greater than $850,000 with respect to any fiscal year of the Company.

         (g) Termination of Employment. In the event a participant's employment is terminated for any reason, such participant shall not be entitled to receive any Annual Incentive Award with respect to the fiscal year in which the termination occurs.

SECTION 9.   AWARDS TO BOARD OF DIRECTORS.

         (a) Administration. All Outside Directors shall be eligible to participate in the Plan only as expressly set forth in this Section 9. The Committee shall have no power to determine which Outside Directors may receive Stock Options, the amount of such Stock Options, or the terms of such Stock Options to the extent provided below.

         (b) Eligibility and Grant of Options. On the date of each Out-side Director's election by shareholders to a new three-year term during the term of the Plan, each Outside Director shall receive a Stock Option to purchase 2,250 shares of the Company's Stock; provided, however, that no Stock Option shall be granted under this Section to an Outside Director to the extent that it would duplicate an award of Stock Options to the Outside Director under the Commercial Intertech Corp. Stock Option and Award Plan of 1993 ("1993 Plan"). All awards of Stock Options to Outside Directors shall be made under the 1993 Plan rather than under this Plan until the earlier of the expiration of the 1993 Plan or the exhaustion of shares of Stock authorized thereunder.

         (c) Terms of Options. All Stock Options granted to Outside Directors shall be NQSOs and shall be issued at Fair Market Value as defined in
Section 5(a).  All other terms applicable to Stock Options, as defined in
Section 5 [with the exception of the provisions of Section 5(c) which apply to the exercisability of the Stock Options and Section 5(i)] and in other sections of this Plan are applicable to Outside Director Stock Options.

         (d) Exercisability of Stock Options. The Stock Options granted to Outside Directors shall become exercisable in three equal installments, commencing on the first anniversary of the date of grant and annually thereafter. Each Stock Option granted under the Plan shall expire ten years from the date of the grant, and shall be subject to earlier termination as hereinafter provided.

SECTION 10.  CHANGE IN CONTROL PROVISIONS.

         (a)     Impact of Event.  In the event of:

         (x) a "Change in Control" as defined in Section 10(b),

                 or

         (y) a "Potential Change in Control" as defined in Section 10(c),

the Committee may provide that one or more of the following acceleration and valuation provisions shall apply:

         (i) On the date that such Change in Control or Potential Change in Control is determined to have occurred, any or all Stock Options awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested.

         (ii) The restrictions applicable to any or all Restricted Stock (including Restricted Stock issued in payment of Annual Incentive Awards) and

         Performance Share awards shall lapse and such shares and awards shall be fully vested.

         (b) Definition of "Change in Control." For purposes of Section 10(a), a "Change in Control" shall be deemed to have occurred if:


         (i) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted to cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or

         (ii) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or

         (iii) any person [as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")], other than the Company or a subsidiary or any employee benefit plan sponsored by the Company or a subsidiary, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of director, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or

         (iv) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

         For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(1)(as in effect on the Approval Date) pursuant to the Exchange Act.

         (c)     Definition of "Potential Change in Control."  For purposes of
Section 10(a), a "Potential Change in Control" means the happening of any one of the following:

         (i) The entering into an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 10(b); or

         (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or any Company employee benefit plan, including any trustee of such plan acting as such trustee) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities, and the adoption by the Board of a resolution to the effect that a "Potential Change in Control" of the Company has occurred for the purposes of this Plan.

         (d) Change in Control Price. For the purposes of this Section 10, "Change in Control Price" means the highest price per share paid in any transaction reported on the NYSE (or the principal exchange on which the Stock is listed or quoted), or paid or offered in any bona fide transaction related to an actual or Potential Change in Control of the Company, at any time during the preceding sixty-day period as determined by the Committee.

SECTION 11.  AMENDMENTS AND TERMINATION.

         The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee or participant under any award theretofore granted, without the optionee's or participant's consent, or which, without the approval of the Company's stockholders, would:

         (a) except as expressly provided in the Plan, increase the total number of shares reserved for purposes of the Plan;

         (b) change the class of employees eligible to participate in the Plan;

         (c) extend the maximum option period under Section 5(b) of the Plan; or

         (d)     increase materially the benefits under the Plan.

         The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent, nor shall any amendment provide for a reduction in the exercise price of a Stock Option except as permitted under Section 4 (respecting an adjustment due to a stock dividend, split, combination, etc.), nor shall any amendment to a Restricted Stock award accelerate vesting other than as permitted in Section 6.

         The provisions regarding Stock Options granted to Outside Directors pursuant to Section 9 above shall not in any case be amended more often than once in any six-month period other than to comply with changes in the Code or the Employee Retirement Income Security Act, or the rules thereunder.

         Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in applicable tax and securities laws and accounting rules, as well as other developments.

SECTION 12.  UNFUNDED STATUS OF PLAN.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Stock not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments hereunder consistent with the foregoing.

SECTION 13.  GENERAL PROVISIONS.

         (a) Share Transfer and Distribution. The Committee may require each person purchasing shares pursuant to a Stock Option or Restricted Stock award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Additional Arrangements. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for its employees.

         (c) No Right to Employment. The adoption of the Plan shall not confer upon any employee of the Company any right to continued employment with the Company nor shall it interfere in any way with the right of the Company to terminate the employment of any of its employees at any time.

         (d) Tax Withholding. It shall be a condition to the performance of the Company's obligations to issue or transfer Shares upon exercise of a Stock Option, that the optionee pay or make provision satisfactory to the Company for the payment of any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issuance of such Shares upon such exercise. Subject to limitation by the Committee, optionees may elect to have the Company withhold Shares otherwise issuable upon the exercise of a Stock Option to cover federal and state withholding obligations incident to such exercise and to request that shares be withheld to pay withholding taxes in excess of the statutory minimum, as long as the amount does not exceed the participant's estimated total federal, state and local tax obligations associated with the transaction, including FICA taxes to the extent applicable.

         The optionees' elections are subject to the following restrictions:

         (1) elections must be made on or prior to the date as of which the amount of tax to be withheld is determined;

         (2)     elections are irrevocable; and

         (3)     elections are subject to the disapproval of the Committee.

         Participants subject to Section 16(b) of the Securities Act of 1934 are subject to additional restrictions, as required pursuant to the securities laws, and the rules and regulations promulgated thereunder.

         (e) Beneficiaries. The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid.

         (f) Laws Governing. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Ohio.

SECTION 14.  EFFECTIVE DATE OF PLAN.

         The Plan shall be effective on the date it is approved by the stockholders of the Company. Grants made prior to such stockholder approval shall be contingent on such approval.

SECTION 15.  TERM OF PLAN.

         No award shall be granted pursuant to the Plan on or after the tenth anniversary of the effective date of the Plan, but awards granted prior to such tenth anniversary may extend beyond that date.

SECTION 16.  MISCELLANEOUS.

         For purposes of this Plan, the term retirement shall mean (1) termination of employment with a pension under the provisions of any retirement plan for employees of Commercial Intertech Corp. or a domestic or foreign subsidiary corporation or (2) termination of employment following attainment of age 65 regardless of eligibility for pension.

                                   APPENDIX


1.   Commercial Intertech Corp. logo appears on first page.

2.   Pictures of members of the Board of Directors appear on pages
     7 through 12.

3.   Performance graph appears on page 29.


               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                    AMONG COMMERCIAL INTERTECH CORP, NYSE
         AND DOW JONES INDUSTRIAL DIVERSIFIED INDUSTRY GROUP INDICES




               TEC          NYSE       DJID
1989          100.00        100.00     100.00
1990           69.72         93.61      82.58
1991           81.53        123.33     116.65
1992          104.46        131.73     127.05
1993          116.46        156.27     159.44
1994          167.38        162.09     163.20

- - Assumes $100 Invested On October 31, 1989

- - Total Return Assumes Reinvestment Of Dividends

- - Data As Of October 31 Of Each Year

- - In Accordance With SEC Guidelines, The New York Stock Exchange (NYSE) Index Was Selected As The Broad Market Indicator Because Commercial Intertech (TEC) Shares Are Traded On The NYSE.

- - The Dow Jones Industrial Diversified (DJID) Index Was Selected As The Industry Index Because TEC Is Included In Said Index Along With A Number Of Competitors And Other Companies Involved In Two Or More Industries Or Whose Products Are Used In Many Different Industries.


                           COMMERCIAL INTERTECH CORP.
                               1775 Logan Avenue
                            Youngstown, Ohio  44501

                                   P R O X Y

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                      FOR
               THE ANNUAL MEETING OF SHAREHOLDERS, MARCH 22, 1995

     The undersigned hereby appoints JOHN S. ANDREWS, JOHN NELSON, AND DON E. TUCKER, and each or any of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of stock of Commercial Intertech Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Commercial Intertech Corp. to be held at The Butler Institute of American Art, 524 Wick Avenue, Youngstown, Ohio on Wednesday, March 22, 1995, at 2:00 P.M., or at any adjournments or postponements thereof, upon all matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

                              PLEASE SIGN, DATE AND RETURN
                              PROMPTLY IN ENCLOSED ENVELOPE

                              Dated: _________________, 1995

                              ______________________________

                              ______________________________
                                   Signature of Stockholder

                              THIS PROXY SHOULD BE SIGNED
                              EXACTLY AS NAME APPEARS HEREON

                              Executors, administrators, trustees, attorneys, etc., should give full title as such. If the signer is a corporation or partnership, please sign full corporate or partnership name by duly authorized officer.

1.   ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR the election of directors.

     Nominees:      Gerald C. McDonough, Paul J. Powers, George M. Smart and
                    Don E. Tucker.


         /  /    FOR all nominees        /  /  WITHHOLD AUTHORITY
                 listed above                  to vote for all
                 (except as listed             nominees listed
                 to the contrary               above
                 below)

If you wish to withhold authority to vote for any individual nominee, you may write that nominee's name in the space provided below.

______________________________________________________________________

2. TO APPROVE THE STOCK OPTION AND AWARD PLAN OF 1995, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AND AS SET FORTH IN EXHIBIT A TO THE ACCOMPANYING PROXY STATEMENT.

             /  /    FOR        /  /  AGAINST        /  /   ABSTAIN

The Board of Directors recommends a vote FOR approval of the plan.

3.   RATIFY SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.


             /  /    FOR        /  /  AGAINST        /  /   ABSTAIN


The Board of Directors recommends a vote FOR the approval of auditors.


4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE, OR IF RETURNED EXECUTED WITH NO DIRECTION GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR APPROVAL OF THE STOCK OPTION AND AWARD PLAN OF 1995 AND FOR RATIFICATION OF ERNST & YOUNG LLP AS AUDITORS.